                                                                   Exhibit 10.62

                        SUBIC BAY INTERNATIONAL AIRPORT
                    FACILITIES LEASE AND OPERATING AGREEMENT


         This Facilities Lease and Operating Agreement, entered into this 9th day of October, 1994, by and between:

         SUBIC BAY METROPOLITAN AUTHORITY, a government agency organized and established under Republic Act No. 7227, with office address at Building No. 229, Waterfront Road, Subic Bay Freeport Zone, Philippines, represented herein by its Chairman and Administrator, Richard J. Gordon (hereinafter referred to as the "SBMA");

                                    - and -

         FEDERAL EXPRESS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, United States of America with principal offices at 2005 Corporate Avenue, Memphis, TN, U.S.A. represented herein by its Vice-President, Gilbert D. Mook (hereinafter referred to as "FedEx");

                                  WITNESSETH:

         WHEREAS, pursuant to Republic Act No. 7227, a special economic and freeport zone was created consisting, among others, of the lands and other properties occupied by the former Subic Naval Base and its contiguous extensions as covered by the 1947 Military Bases Agreement between the Philippines and the United States of America, also known as the "Subic Bay Freeport" (hereinafter referred to as the "SBF");

         WHEREAS, pursuant to the Act, all such land and properties, including the land and/or properties subject of this Facilities Lease and Operating Agreement, were transferred and conveyed to the SBMA;

         WHEREAS, Proclamation No. 50 was issued on 18 September 1992, adopting the Subic Conversion Program for economic development and designating the SBMA as the implementing agency thereof;

         WHEREAS, the SBMA owns and operates Subic Bay International Airport ("Airport") and intends to construct, develop and equip the Airport in accordance with the plans and specifications set out in Appendix A;

         WHEREAS, FedEx desires to locate its primary intra-Asia transshipment center at the Airport.

         WHEREAS, in the exercise of its powers under the Act and its Implementing Rules and Regulations, (i) the SBMA hereby leases in favor of FedEx the Exclusive-Use Space specifically described under this Agreement and FedEx accepts the lease subject to the terms and conditions herein set forth;, and (ii) the parties desire to enter into this Facilities Lease and Operating Agreement (this "Agreement"), which shall set forth the terms and conditions by which the SBMA makes the Airport and its facilities available to FedEx for its business, as described herein, including air transportation services, upon completion of such construction, development and equipping.

         NOW, THEREFORE, for and in consideration of the foregoing premises and the covenants hereinafter stipulated, the parties hereby agree as follows:


                                   ARTICLE  1
                                  DEFINITIONS

         SECTION 1.01. Primary Definitions. In addition to words and terms elsewhere defined in this Agreement, the following words and terms as used in this Agreement shall have the following meanings unless some other meaning is apparent from the context in which the words and terms are used:

         Airline. A business entity, including FedEx, that provides Air Transportation services and such other transportation services as may be carried out at the Airport.

         Air Transportation. Subject to the limitations expressly set forth herein, the carriage of property, cargo, or mail by aircraft and the other activities, functions, and operations incidental thereto, including the carriage of persons employed by FedEx and such other persons as FedEx shall be authorized to carry under United States Federal Aviation Regulations, it being understood that FedEx will not conduct a passenger air transportation business from the Airport.

         Aircraft Landing. A complete aircraft cycle (one landing and one take-off) at the Airport of an aircraft in the Airline's revenue service.

         Airport. The real property and facilities of Subic Bay International Airport as it exists on the date of execution of this Agreement, and as modified or expanded in the future. The existing facilities and boundaries of the Airport are shown in Appendix A and described in the site plan.

         Airport Services. The general administration and operation of the Airport by the SBMA, including, but not limited to the following functions by the SBMA at the Airport: Airport police, crash, rescue and fire protection, and ground traffic control; clearing, grading and draining, the costs of which are not charged or chargeable in specific terms to users under other agreements; the collection and removal or treatment of sewage and other wastes; roadway systems; perimeter fencing and utility systems; the furnishing of communications systems, facilities and tunnels; landscaping; the construction, equipment and maintenance of facilities on the Airport and the maintenance of such land itself, facilities and areas or subdivisions of the Airport necessary in the operation and maintenance thereof, including the SBMA's administration, maintenance, police, crash, rescue, fire and operations space and facilities.

         Airport System. Subic Bay International Airport, as it now exists, and as it is to be constructed in accordance with the requirements of Appendix A, including the Airport, air navigation facilities, and other related facilities and related properties (real, personal, or mixed), and any rights or interests in the Airport, air navigation facilities, and other related facilities and related properties, now or hereafter belonging to or controlled by the SBMA or under the administration, jurisdiction, control, and management of the SBMA, and all equipment, improvements, extensions, or betterments thereto constructed or acquired, belonging to or controlled by the SBMA. Without limiting the generality of the foregoing, the term Airport System shall include any and all of the following of or belonging or pertaining to such Airport or air navigational facilities or such rights or interests: lands or water areas, rights-of-way, approaches, contract rights, airport terminal buildings, hangars and other buildings and facilities erected on such lands, runways, taxiways, paved areas, access roads, parking lots, airport equipment, and any other equipment and property (real, personal or mixed) incidental to and included in such properties.

         Applicable Law. All present and future laws, orders, ordinances, rules, regulations, international treaties and conventions of the Philippine government, the SBMA, and other applicable government bodies, departments and agencies, including, where appropriate, those of the United States of America.

         Apron Area. As shown in Appendix B hereto the space provided to FedEx for loading and unloading passengers, cargo and mail to and from its aircraft and the aircraft of its vendors, providing such aircraft with fueling and lubricate, performing ramp service operations, inspection, maintenance of aircraft, and the parking of equipment used in connection therewith. More specifically, the terms Apron and Apron Area include the following:

                 Preferential Aircraft Apron. That apron area described in Appendix B. FedEx shall from time to time provide the SBMA, at least thirty (30) days prior to the effective date thereof, its aircraft schedule(s) and the schedules of its Vendor Carriers and FedEx shall identify the parking gates within the Preferential Aircraft Apron FedEx prefers to use to accommodate said schedule(s). All such gates shall be made available to FedEx and the entire area comprised of these gates shall be the Preferential Aircraft Apron Area.

                 Overflow Aircraft Apron. The apron areas described in Appendix B which is intended to accommodate unscheduled needs that may include, without limitation, extra sections (flights to supplement regularly scheduled operations), charters or aircraft with maintenance problems.

                 Common-Use Aircraft Apron. All aircraft parking positions not designated as Preferential Aircraft Apron or Overflow Aircraft Apron.

                 Exclusive Ramp. The ramp area designated on Appendix B attached hereto that includes (a) the area immediately adjacent to buildings leased by FedEx, and (b) for the period FedEx conducts its Air Transportation operations, the Preferential Aircraft Apron, for use by FedEx to stage and store GSE, ULDs, equipment and its personnel.

         Certificated Maximum Gross Takeoff Weight ("MGTOW"). The maximum takeoff weight at which each aircraft operated by FedEx is authorized by the FAA to operate, as recited in the flight manual governing that aircraft.

         Common-Use Space. All space at the Airport other than the Exclusive-Use Space as more particularly delineated in Appendix B for use by FedEx in common with the general public.

         Exclusive-Use Space. The space as shown and marked as "Exclusive-Use Space" on Appendix B attached hereto and leased exclusively by FedEx pursuant to Section 5.01.

         FAA. The Federal Aviation Administration of the Department of Transportation of the United States of America or its authorized successor.

         Landing Fees. Those fees levied on FedEx and its Vendor Carriers for the use of the landing areas, taxiways and aprons of the Airport System, as established in Section 6.02 of this Agreement.

         Milestone Dates. Those dates set forth in Appendix A hereto by which the SBMA shall complete or commence the designated task, subject to applicable cure periods.

         Operation Date. 1 May 1995, which shall be the date on which FedEx shall occupy the Airport for the purpose of commencing its Air Transportation services.

         Plans and Specifications. Those plans and specifications set forth in the construction and equipment purchase contracts entered into by the SBMA and its designated contractors.

         SBMA Labor Pool Inventory. A list maintained by the SBMA of persons who are eligible for employment on the Airport by FedEx or FedEx's vendors.

         Telecom Vendor. Subic Telecom, the joint venture between AT&T, PLDT and the SBMA to provide telecommunication services to Airlines at the Airport.

         Vendor Carriers. Aircraft of other carriers serving the Airport at the request of FedEx to load or off-load freight handled by FedEx at its transshipment facility which meet at least one of the following criteria: (i) more than fifty percent (50%) of the cargo capacity of said aircraft has been contracted to FedEx, (ii) the aircraft loads or unloads at least one thousand kilograms (1000 kg) of freight under contract to FedEx, or (ii) the aircraft loads or unloads at least two (2) pallets or containers of freight under contract to FedEx. Vendor Carriers may be serving the Airport by way of wet lease, dry lease, straight charter, block space or other commercial arrangement with FedEx. Block space and commercial arrangements shall be with regularly scheduled commercial carriers. All Vendor Carriers and their respective flight crews shall be fully licensed, certified, authorized, and qualified to fly to the Airport.




                                   ARTICLE  2
                            CONSTRUCTION OF AIRPORT

         SECTION 2.01. Construction and Completion of the Airport System. (a) The SBMA agrees that, as a condition precedent to the obligations of FedEx under this Agreement, the SBMA shall, at its sole cost and expense, complete the construction of the Airport System described in Appendix A, all in accordance with the Plans and Specifications and the Milestone Dates for construction set out in Appendix A to this Agreement and in no event at a date later than the Operation Date.

         (b) If any Milestone Date is not met and is not cured within the time set forth in Appendix A, FedEx shall have the right to (i) terminate this Agreement immediately upon written notice to the SBMA and, in such event, FedEx shall have no further rights or obligations to the SBMA under this Agreement and the SBMA shall have no duties or obligations to FedEx under this Agreement; or (ii) extend the completion date for the construction of the Airport System and the Operation Date to a date mutually agreeable to FedEx and the SBMA. The remedies in Section 2.01(b) shall be the sole remedies of FedEx if any Milestone Date is not met and is not cured within the time set forth in Appendix A.

         (c) During the period of construction of the Airport, FedEx and its authorized representatives shall have the full right of inspection. Additionally, during any such period of construction that FedEx has agreed to occupy any facilities upon the Airport, FedEx shall have the right, at all reasonable times with notice to the SBMA, to enter such facilities for the purpose of constructing and installing its fixtures and equipment and performing tenant finish work, provided FedEx agrees to exercise due care and agrees not to interfere unreasonably with the SBMA's construction of the Airport System.

         (d) The following approvals and certifications shall be acquired by the SBMA in respect of the Airport on or before the Operation Date:

         (i) The completion date of the construction of the Airport shall be evidenced by a certificate signed by the SBMA's architects and engineers stating that with the exception of push list items the construction of the Airport System has been completed substantially in accordance with the Plans and Specifications; and

         (ii) Certifications of fitness from the Air Transport Office of the Philippines and from such other Philippine and international organizations and agencies as shall be required to operate the Airport as a 24-hour international airport.

         SECTION 2.02. Operational Airport. The SBMA shall complete all work on and to the Airport System and the Airport shall be operational on or before 1 April 1995 so as to provide FedEx with a minimum of thirty (30) days to conduct tests on the Airport System and train its personnel prior to the Operation Date. The Airport shall be deemed to be operational when the following criteria are satisfied:

         (a) The runway and apron reconstruction and overlays have been fully completed in accordance with the Plans and Specifications and all surfaces have fully cured in accordance with standard industry practice;

         (b) Two connectors between the runway and the taxi way/apron have been reconstructed and overlaid in accordance with the Plans and Specifications and all surfaces have cured in accordance with standard industry practice;

         (c) The parallel taxi way west of the tower has been reconstructed and overlaid in accordance with the Plans and Specifications and all surfaces have cured in accordance with standard industry practice;

         (d)     The ASR has been installed and certified for operation;

         (e) All airfield and navigational lighting, and navigational aids have been installed and are fully operative;

         (f) All approaches to the Airport have been finalized and approved by the applicable government bodies; said approaches meet FedEx requirements for flight minimums; and said approaches have been published by Jepperson's;

         (g) The aircraft control tower has been fully reconstructed and remodeled in accordance with the Plans and Specifications and there is employed by the SBMA and other such applicable government agencies a sufficient number of fully trained operators to conduct safe, 24-hour daily flight operations at the Airport;

         (h) The certifications required in Section 2.01 (d) have been obtained without condition or limitation that would materially impede the ability of FedEx to operate its Air Transportation Business at the Airport;

         (i) There exists at the Airport sufficient and appropriate ground services, including access to fuel, to conduct 24-hour daily flight operations; and

         (j) The Airport has been fully fenced and has been secured in accordance with international standards in use at international airports in OECD countries.

         The construction of the entire Airport System in accordance with the Plans and Specifications shall be fully completed on or before 1 June 1995.


                                  ARTICLE  3
                                     TERM

         SECTION 3.01. Term. (a) This Agreement shall become effective upon execution and delivery by the SBMA and FedEx (the "Effective Date"), but the rights of use and occupancy granted hereunder and obligations to pay rents and fees shall not commence until the Operation Date.

         (b) This Agreement will have a seven (7) year term, commencing with the Operation Date, with two (2) successive renewal terms of three (3) years each. Provided no event of termination has occurred under Section 11.05 and FedEx is not in material default under the terms of this Agreement at the time of exercise of any renewal term or at the commencement of any renewal term, the renewal terms shall be exercised by FedEx upon written notice to the SBMA not less than one hundred and twenty (120) days prior to the expiration of the term or any renewal term, as applicable. Except for Landing Fees and rental for the Exclusive-Use Space, which are subject to renegotiation on any renewal, renewals shall be on the same terms and conditions as stated herein unless otherwise agreed to in writing.


                                   ARTICLE  4
                     USE OF THE AIRPORT AND ITS FACILITIES

         SECTION 4.01. Uses of the Airport. FedEx is granted the right to use the Airport, in common with others, for the sole purpose of conducting FedEx's business, including an Air Transportation business. In addition to all rights granted elsewhere in this Agreement, FedEx's use of the Airport for the conduct of its business includes the right to:


(i)      Land, takeoff, fly, taxi, push, tow, load, or unload aircraft;

(ii) Repair, maintain, condition, service, test, park, or store aircraft or other equipment belonging to or operated by FedEx;

(iii) Perform or cause to be performed by contract, customary aircraft fueling, servicing, and line maintenance, of aircraft and other equipment operated by FedEx, or by any Vendor Carrier, at aircraft parking positions adjacent to the Exclusive Ramp or on aprons, before loading and takeoff or as soon as practical following landing and unloading;

(iv) Handle, bill and manifest shipments, and sell transportation of cargo, mail, and personal property by air, and perform, or cause to be performed by contract, the customary handling of passengers, baggage, cargo, and mail;

(v) Install, maintain, or operate, by FedEx alone or in conjunction with any other Airline, air-to-ground and other communication, meteorological, and aerial navigation systems between locations on the Airport, provided such equipment and facilities do not interfere with other Airport communication, meteorological, or aerial navigation systems. Specifically, FedEx shall have the right to develop, construct and operate, at its own expense and for a nominal access fee, a back-up communication system, operated by FedEx, at its discretion, in conjunction with Telecom Vendor. The back-up system is to be used in the event of a failure of Telecom Vendor's primary system;

(vi) Hire, train and supervise ground personnel on the Airport necessary for the conduct of FedEx's Air Transportation business;

(vii) Transport by air or land, load, and unload persons, property, cargo, and mail at the Airport;

(viii) Operate motor vehicles or other ground transportation equipment required for the conduct of FedEx's business. This shall include the right to operate a ground transportation business to or from the Airport for the carriage of cargo and FedEx personnel only;

(ix) Install, maintain, and operate lounges, cafeterias, break rooms and rest areas in FedEx's Exclusive-Use Space and to sell refreshments and food, directly or through vendors of its choice, in such areas solely to FedEx employees or to FedEx vendors and their employees;

(x) Install and maintain FedEx's identification signs, advertising, or similar matter on FedEx's Exclusive-Use Space;

(xi) Purchase FedEx's requirements of personal property or services, including fuel, oil, lubricants, in-flight food or beverages, and other equipment, materials or supplies. FedEx may purchase goods and services from any person or company of FedEx's choice; provided, however, FedEx agrees that, wherever possible, and assuming such vendors meet FedEx's requirements for quality, service and price, FedEx shall select those vendors that are recommended by the SBMA.

(xii) Sell, lease, transfer, dispose, or exchange FedEx's aircraft, engines, accessories, equipment, materials or supplies to and from other Airlines, as necessary or incidental to the operation of its Air Transportation business.

(xiii) Establish and maintain business and operations offices in the Exclusive-Use Space in connection with its services, including an Air Transportation business, which may include customer service operations, accounting and billing functions and other matters related to the business of FedEx;

(xiv) Provide administrative offices for FedEx employees in the Exclusive-Use Space; and

(xv) Conduct any other operation or activity that is reasonably necessary or incidental to the conduct by FedEx of its Air Transportation business and its logistical services business as conducted by Federal Express Logistics, a division of FedEx; provided that FedEx shall not conduct any business listed in Part 5 of the Aeronautical Fees and Charges, the SBMA Administrative Order No. 1, 15 December 1992. All such business shall be solely for the account of FedEx. Notwithstanding the foregoing, FedEx may provide aircraft handling services to entities other than Vendor Carriers upon receipt of a concession to provide such services from the SBMA. The SBMA shall grant such a concession to FedEx in a timely fashion upon payment of non-discriminatory concession fee by FedEx to the SBMA from time to time at rates to be mutually agreed upon between FedEx and the SBMA.

         SECTION 4.02. Limitation on Use. In connection with the exercise of its rights under this Agreement, FedEx:

(i) Shall not do or permit to be done anything at or about the Airport that may interfere unreasonably with the effectiveness or accessibility of any of the Airport System or Airport Services or any system serving the Exclusive-Use Space, including the water system, drainage and sewage system, fire protection system, traffic circulation, sprinkler system, alarm system, fire hydrants and hoses, heating or ventilation system, air conditioning system, electrical system, natural gas, or other Airport systems installed or located on or within the Airport;

(ii) Shall not do or permit to be done any act or thing upon the Airport that will invalidate or conflict with any fire or other casualty insurance policies covering the Airport or any part thereof; provided, however, said policies must be similar in form and content to policies held by other international airports offering twenty-four (24) hour flight operations;

(iii) Shall not dispose of or permit any employee, agent or contractor to dispose of any waste material taken from, or products used with respect to, its aircraft, except in accordance with all applicable regulations of appropriate governmental or administrative bodies having jurisdiction over activities at the Airport;

(iv) Shall not commit or permit any activity upon the Exclusive-Use Space that shall be inconsistent with or materially disrupt the operation of the Airport on a twenty-four (24) hour basis; and

(v) Shall comply and make all reasonable efforts to cause its Vendor Carriers to comply with all Applicable Laws.


                                   ARTICLE  5
                                    PREMISES

         SECTION 5.01. Exclusive- and Common-Use Space. Commencing at the Operation Date, and pursuant to the terms of this Agreement, the SBMA will lease to FedEx and FedEx shall lease from the SBMA, on an exclusive basis, the Exclusive-Use Space. In connection with said lease, FedEx shall have the right to use the Common-Use Space also listed in Appendix B, in common with others. Prior to the Operation Date FedEx shall have the right of access to the Exclusive-Use Space at no charge for the purpose of conducting non-revenue generating activities related to its Air Transportation business which shall include training, fit-out of the Exclusive-Use Space with FedEx leasehold improvements, and to support testing and training flight operations.

         SECTION 5.02. Apron Area. FedEx is granted the use of the Apron Areas designated for FedEx's use from time to time, all subject to the following:

(a)      Preferential Aircraft Apron.

         (i) FedEx shall be permitted to stage Ground Support Equipment ("GSE"), Unit Load Devices ("ULDs"), static racks and other equipment in the Preferential Apron Area at no cost in addition to that which FedEx shall pay in rental for the Exclusive-Use Space under Section 6.01 hereof. FedEx shall only use such space in such a manner as not to impede the use of an adjacent taxi lane or parking position. Aircraft belonging to Vendor Carriers shall be permitted to use parking gates within the Preferential Aircraft Apron.

         (ii) SBMA may permit any other Airline to park aircraft at parking gates within the Preferential Aircraft Apron subject to the following:

                 (1) There are no other parking gates available on the Airport;
                 (2) The operator of the subject aircraft moves the aircraft out of the Preferential Aircraft Apron at least two (2) hours prior to the scheduled arrival of FedEx (or a Vendor Carrier) aircraft which are designated to use the subject parking gate;
                 (3) In the event an operator fails to timely do so, the SBMA shall move those subject aircraft that are capable of being moved and shall make reasonable efforts to move all other subject aircraft;
                 (4) The parking of an aircraft in the Preferential Aircraft Apron shall not require FedEx to move any FedEx GSE, ULDs, static racks or other equipment staged by FedEx in the Apron; and
                 (5) SBMA will make reasonable efforts to cause the operator of the other aircraft to take responsibility for any and all damages done to FedEx GSE, ULDs, static racks and other equipment staged in said Apron.

(b) Overflow Aircraft Apron. FedEx and the SBMA acknowledge and agree that there may be competing uses for the Overflow Aircraft Apron and that use of same shall be on a first come first served basis in common with others; provided, however, that the SBMA shall cooperate with FedEx to meet the reasonable requirements of FedEx with regard to the Overflow Aircraft Apron. Specifically, during FedEx scheduled and properly noticed Air Transportation operations, the SBMA shall not permit the use of the Overflow Aircraft Apron on a scheduled basis and shall endeavor to move aircraft parked on said Apron to other locations. FedEx shall only use such space in such a manner as not to impede the use of an adjacent taxi lane or parking position.

(c) Common-Use Aircraft Apron. The SBMA may assign said gates in the Common-Use Aircraft Apron in the manner it deems appropriate.

(d) Exclusive Ramp. The Exclusive Ramp shall be provided to FedEx for its exclusive use at no charge in addition to that which FedEx shall pay in rental for the Exclusive-Use Space under Section 6.01 hereof.

(e) Notice of Release. FedEx shall provide the SBMA reasonable notice of its intention not to further expand its parking requirements and those gates identified by the parties as not required for FedEx needs shall be released to the SBMA and shall no longer be designated or be capable of designation as Preferential or Overflow Aircraft Apron.

         SECTION 5.03. Expansion Space. (a) On or after 1 April 1996, the SBMA shall have the right to offer, in writing, to FedEx the lease on those facilities on the southwest ramp as shown on Appendix B attached hereto (the "Expansion Space") on rates and terms agreed to by the parties but consistent with the rates and terms of this Agreement (the "Offer to Lease"). FedEx shall have the right to lease all or part of the Expansion Space on the giving to the SBMA of written confirmation of its intent to lease within thirty (30) days of the date of the SBMA's offer.

         (b) Until the SBMA makes the Offer to Lease, the SBMA will grant an option to FedEx to lease all or a portion of the Expansion Space on rates and terms agreed to by the parties but consistent with the rates and terms of this Agreement, and FedEx shall have the right to occupy such space not earlier than six months following the date of FedEx's exercise of its option rights. FedEx's option rights hereunder shall expire on the date of the Offer to Lease.

         (c) FedEx shall exercise its option to lease the Option Space, or any portion thereof, from time to time by providing the SBMA with not less that six
(6) months prior written notice for each building or piece of land in the Option Space that FedEx desires to lease. The SBMA shall make such building or land available to FedEx on or before the date of expiration of said notice period.

         (d) Until such time as FedEx exercises its options with regards to the Option Space, the SBMA may lease all or parts of the Option Space to third parties; provided that (i) all such leases shall be subject to termination upon six (6) months notice, (ii) the SBMA shall issue notice of termination to existing tenants immediately after receiving notice from FedEx of intention to exercise its option rights herein, and (iii) the SBMA shall not permit tenants to remain after the expiration of said notice of termination and shall take all steps available to it under law and equity to remove any tenants attempting to holdover. Once the SBMA has made the Offer to Lease and FedEx has elected not lease all or a portion of the Expansion Space, the SBMA shall be free to lease any such Space not taken by FedEx to any party without restriction.

         SECTION 5.04. Family Housing Units. (a) FedEx shall have the option, until 31 August 1995, to lease two additional duplex housing units in the Cubic Housing Area under the same rental and terms and conditions contained in Lease Agreements between FedEx and the SBMA for Building 8220 (units A and
B). FedEx shall exercise its options under this Section 5.04 by giving thirty
(30)-days' prior written notice to the SBMA. Until such time as FedEx exercises its options hereunder, the SBMA shall have the right to lease all or a part of said housing units to third parties.

         (b) Housing Units shall be leased to FedEx full or partly furnished at the request of FedEx from furniture and appliances held by the SBMA in its inventories; provided, however, if FedEx decides to renovate any housing unit or to replace any the SBMA owned fixture, furniture or appliances, any salvaged fixtures, furniture or appliances shall be returned to the SBMA.

         SECTION 5.05. SBMA's Improvements. On or before the dates set forth in Appendix C, or such later date agreed to by the parties, the SBMA shall cause the leasehold improvements specified in Appendix C ("Improvements") to be completed for the Exclusive-Use Space and Housing Units leased to FedEx under this Agreement. The cost for the Improvements shall be for the account of the SBMA. Leasehold improvements required by FedEx in addition to the Improvements shall be deemed alterations subject to the provisions of Section 5.06 of this Agreement.

         SECTION 5.06. Alterations, Improvements and Repairs. (a) Subject to the provisions of Section 12.04, FedEx shall have the right to employ such architects, contractors or builders as FedEx shall deem necessary or desirable in connection with the authorized construction, installation, alteration, modification, repair or maintenance of any building, structure or improvement upon any of the Exclusive-Use Space. Before beginning construction of any alteration, improvement or repair, FedEx will submit to the SBMA for the SBMA's approval detailed drawings of the proposed construction and specifications of the proposed repair. All such alterations, improvements and repairs shall be completed in accordance with such drawings or specifications.

         (b) The SBMA will review and approve or disapprove the proposed alterations, improvements or repairs in writing within twenty (20) days after receipt of the construction drawings; provided, however, that with respect to repairs that are urgently required in the reasonable opinion of FedEx for FedEx to carry on its business, FedEx may effect such repairs without the prior approval of the SBMA and may deliver repair specifications to the SBMA after repairs have commenced or have been completed. Unless disapproval is given within said twenty (20)-day period, approval shall be deemed to have been given. The SBMA shall assist FedEx at FedEx's expense in obtaining all required permits, certificates and other approvals required from appropriate government agencies for the construction of FedEx's leasehold improvements. Upon compliance with the permit requirements, the SBMA shall provide official building permits to FedEx for all qualifying projects under this Section 5.06.

         (c) Any construction by FedEx must be performed in a safe, neat manner and meet the following criteria:

         (i) Not unreasonably interfere with the activities of the SBMA or its tenants;

         (ii) Be compatible with the architecture of the building as determined by the SBMA;

         (iii)   Be performed at no cost to the SBMA; and

         (iv)    Comply with all Applicable Laws.

         (d) FedEx shall pay or cause to be paid all uncontested claims lawfully made by its contractors, subcontractors, materialmen and workmen arising out of or in connection with the construction work; provided, however, that nothing herein contained shall be construed to limit the right of FedEx to contest any claim of a contractor, subcontractor, materialman or workman and no such contested claim shall be considered to be an obligation of FedEx within the meaning of this Agreement unless and until the same shall be fully adjudicated. Notwithstanding the foregoing, FedEx shall promptly remove or bond any lien or charge filed against the Airport or any interest therein by any such contractor, subcontractor, materialman or workman directly attributable to FedEx's construction work.

         (e) Within thirty (30) days after completion of the construction of any alteration or improvement, FedEx will deliver to the SBMA detailed copies of as-built drawings showing the location and dimensions of the alteration or improvement constructed, including structural, mechanical, and electrical systems.

         (f) FedEx hereby assumes the risk of loss or damage to all of the construction work it conducts prior to the completion thereof and the risk of loss or damage to all property of the SBMA arising out of or in connection with the performance of such construction work so long as the SBMA has taken all steps reasonably prudent of a landlord to avoid contributing to any such loss or damage. FedEx shall procure and maintain such insurance as is standard in the Philippines for the type of construction work FedEx intends to conduct. Such insurance shall be in compliance with and subject to the applicable provisions of Article 9 hereof and shall name the SBMA as additional assureds and such policy shall provide that the loss shall be adjusted with and payable to FedEx. Such proceeds shall be used by FedEx to repair, replace or rebuild any the SBMA property for which FedEx may be liable hereunder with any excess to be used by FedEx at FedEx's sole discretion.

         SECTION 5.07. Ownership of Improvements. The ownership of improvements, furnishings, equipment, and fixtures that are constructed or installed on the Exclusive-Use Space by FedEx is as follows:

(i) Title to all removable furniture, furnishings, fixtures, or equipment installed by FedEx remains vested in FedEx at all times during the term of this Agreement; provided that FedEx shall be liable for the cost of removal and repair. If not removed within thirty (30) days after the expiration or termination of this Agreement, all removable furniture, furnishings, fixtures, and equipment will become the property of the SBMA.

(ii) Title to any structure or other improvement that cannot be removed without damage to the Exclusive-Use Space, vests in the SBMA unless otherwise provided by a successor agreement. These improvements include interior walls, ceilings, carpeting, finished flooring, electrical wiring, air conditioning ducts and equipment, furnishings, interior decoration, or finishing. The SBMA shall use its best efforts to use the Exclusive-Use Space with all such improvements intact. If removal or repair of structure and improvements is required by the SBMA to use said Space immediately after vacation of same by FedEx, the reasonable cost of such repairs or removal shall be for the account of FedEx.

(iii) Except as set forth in this Section 5.07, upon expiration, termination or cancellation of this Agreement, FedEx shall surrender all the SBMA property, buildings and non-movable improvements located in the Exclusive-Use Space in the same order and condition as they were on the Operation Date, ordinary wear and tear and casualty damage to the extent covered by insurance excepted.

         SECTION 5.08. Ingress and Egress. The SBMA grants the right of adequate ingress to and egress from the Airport and the Exclusive-Use Space to FedEx and its officers, employees, customers, agents or the contractors, invitees, suppliers, and furnishers of services of any of them (the "Priority Users"). FedEx's rights shall be subject to: (i) nondiscriminatory easements, restrictions, covenants and agreements to which the premises may be subject and rights of the public to the Common-Use Space, (ii) rights of any enterprise which is furnishing, heating, lighting, power, telegraph, telephone, steam, or transportation services, and (iii) permits, licenses, regulations and restrictions, if any, the Philippines government, the SBMA or other agency. Specifically, the SBMA shall:

(a) Immediately develop and implement an expedited procedure for the issuance of gate passes and documentation or authority required to permit such persons going to and coming from the customs territory, to and from the SBF as well as the Airport and the Exclusive-Use Space, within a reasonable and acceptable time frame for FedEx operations, but in no case more than three (3) days. The SBMA shall use its best efforts to issue immediately gate passes and such other authorizations on an emergency basis. In the case of FedEx and Priority Users' vehicles, the SBMA shall likewise afford immediate access to and from the SBF. On or before the Operation Date, the SBMA shall establish and identify such gate(s) where FedEx and Priority Users' vehicles may be granted easy and unimpeded access on a 24-hour basis in accordance with these expedited procedures.

(b) The SBMA shall construct, improve and maintain all surface roads within the SBF to a standard necessary to meet the reasonable requirements of its tenants. The SBMA shall ensure that the road system of the SBF is adequate to permit the vehicles of FedEx and the Priority Users to travel to and from an SBF checkpoint at the boundaries of the SBF to the FedEx gate at the Airport, during peak traffic times, without unreasonable delay.

(c) The SBMA may, upon the giving of seventy-two (72)-hour notice to FedEx, or without notice in the event of an emergency only, temporarily close, or consent to or request the closing of, any roadway so long as FedEx and the Priority Users have a means of ingress and egress to the SBF and the Airport that is sufficient to meet the needs of FedEx and does not cause delay of ingress or egress of any vehicle or person connected with a Priority User.

         SECTION 5.09. SBMA Entry. The SBMA, its directors, officers, employees, agents and representatives shall have the right of entry to the Exclusive-Use Space from time to time to (i) perform its obligations under this Agreement, (ii) ensure compliance by FedEx of its obligations under this Agreement, and (iii) respond to any emergency applicable to the Exclusive-Use Space, subject to the limitations on and requirements for entry set forth in this Agreement. The SBMA shall not enter the Exclusive-Use Space, nor shall the SBMA cause or permit any person, except someone acting under the authority of law, to enter the Exclusive-Use Space for any reason other than those stated immediately above. Except for emergencies, entry shall be conducted in the following manner only: (x) the SBMA shall provide notice to FedEx during normal business hours at least twenty-four (24) hours prior to the intended date of entry, (y) at the time of entry, the SBMA representatives shall present themselves, with such identification and authorizations as FedEx shall reasonably require, to FedEx security personnel at the main entry to the Exclusive-Use Space, and (z) the SBMA representatives shall be accompanied by FedEx personnel at all times when in the Exclusive-Use Space. The SBMA shall use its best efforts to ensure that any entry by the SBMA, for any purpose, does not disturb, interrupt or impede the business of FedEx at the Airport.


                                   ARTICLE  6
                                 RENTS AND FEES

         SECTION 6.01. Rents and Fees. (a) FedEx will pay monthly to the SBMA as rent for the Exclusive-Use Space the rates per square meter described in Appendix D, as amended from time to time by the inclusion of additional facilities pursuant to the Option granted FedEx herein. All rent for the Exclusive-Use Space is due on the first day of each month, commencing on the Operation Date. In the event the Operation Date or the date of termination or expiration of the term this Agreement or any renewals hereof shall be on a day other than the first or last day of a calendar month, amounts owing under this
Section 6.01 shall be pro rated on the basis of thirty (30) days in a month. Except as otherwise provided in this Agreement, there shall be no additional rent or other charges imposed on FedEx for it use of Common-Use Space or Apron Areas.

         (b) Except as otherwise provided in this Agreement: (i) rents and fees for the use of all other facilities, rights, and privileges granted to FedEx in this Agreement, are combined in and represented by the Landing Fees and Parking Charges set out in Appendix E; and (ii) no other fee, assessment or charge of any nature may be imposed on FedEx for its use or exercise of the facilities, rights and privileges granted under this Agreement.

         SECTION 6.02. Calculation and Payment of Landing Fees. (a) The Landing Fees will be payable monthly by FedEx based on an activity report to be prepared and certified by FedEx as accurate. FedEx shall self-invoice using said activity report. The activity report, invoice and payment thereon shall be provided and paid over to the SBMA within twenty-five (25) days of the last day of each calendar month. The Landing Fees for each Aircraft Landing will be calculated in the manner provided in Appendix E and will be based on the Certified Maximum Gross Takeoff Weight (MGTOW) for each Aircraft and each individual landing up to a monthly cumulative MGTOW of 28,000,000 kilograms for all FedEx aircraft and Vendor Carriers. Once the 28,000,000 kilograms cumulative weight is reached, the calculation method for Landing Fees shall be adjusted as set forth in Appendix E.

         (b) If FedEx fails to furnish the SBMA with the certified activity report, invoice and payment required by Section 6.02(a) within twenty-five (25) days of the last day of each calendar month, the SBMA may determine FedEx's Landing Fee by assuming that the total takeoff weight for FedEx during the subject month was one hundred percent (100%) of the total takeoff weight of FedEx set forth in the last certified activity report. After delivery of a late certified activity report, invoice and payment by FedEx, the SBMA will recalculate the Landing Fee and will invoice FedEx for the actual amount. If there is an overpayment or underpayment, a credit or charge shall be applied to the appropriate invoices in the next succeeding month. FedEx remains responsible for submitting a certified activity report for each month regardless of any estimate made by the SBMA.

         (c) Commencing on the fifth (5th) anniversary of this Agreement, Landing Fees shall be increased by five percent (5%) and the new Landing Fees shall remain in place for the balance of the term of this Agreement.

         SECTION 6.03. Fuel Flowage Fee. The SBMA shall not impose fuel flowage charges on FedEx during the term of this Agreement or any renewals. The SBMA may impose fuel flowage fees on fuel vendors at the Airport at its discretion, provided, however, that any such fees charged to a vendor used by FedEx shall not be greater than fuel flowage fees charged by the SBMA to Coastal Subic, Incorporated as of 29 January 1994 and shall remain constant during the term of this Agreement and may be revised only on the renewal of this Agreement.

         SECTION 6.04. Aircraft Parking Charges. (a) For aircraft comprising the first fifty million pounds (based on MGTOW) of landed weight in a calendar month, the first four (4) hours of parking shall be free. The parking charge per thirty (30) minutes after the first four hours shall be as set forth at
Section 2.00 of Appendix E and shall be determined on the MGTOW of each individual aircraft.

         (b) Once an aggregate of fifty million kilograms (based on MGTOW) have landed in a given calendar month, parking for each aircraft landing thereafter shall be charged for parking (i) the first six (6) hours in accordance with Section 2.01 of Appendix E, and (ii) for each 30 minutes after six hours in accordance with Section 2.02 of Appendix E and shall be determined on the MGTOW of each individual aircraft.

         (c) The invoicing and payment procedures for Parking Charges shall be the same as those used for Landing Fees as set forth in Section 6.02 hereof.

         SECTION 6.05. Commitment. (a) Subject to Section 6.05(d) FedEx shall be unconditionally obligated to pay to the SBMA the cumulative payment of eleven million five-hundred-and-fifty thousand dollars (USD$11,550,000) over the initial seven (7) year term of this Agreement for rentals applicable to the Exclusive-Use Space as of the date of this Agreement, Landing Fees and Parking Charges. The first anniversary date of this Commitment shall be 30 June 1996.

         (b) FedEx shall pay to the SBMA on or before 1 August 1996 and August 1st of each year thereafter during the term of this Agreement the difference between one million six-hundred-and-fifty thousand dollars (USD$1,650,000) and the actual amount paid during said preceding twelve-month period (fourteen months in the case of the first year) by FedEx to the SBMA for rentals on the Exclusive-Use Space as of the date of this Agreement, Landing Fees and Parking Charges under this Section 6.05. If the amount paid by FedEx in rentals on the Exclusive-Use Space as of the date of this Agreement, Landing Fees and Parking Charges during said period exceeds USD$1,650,000, no payment under this Section
6.05 shall be owing for said period.

         (c) Once FedEx has paid to the SBMA a cumulative amount equal to or exceeding USD$11,550,000 in rentals on the Exclusive-Use Space as of the date of this Agreement, Landing Fees and Parking Charges under this Section 6.05, the obligations of FedEx hereunder shall expire.

         (d) If an event of termination set forth in Section 11.03 hereof shall occur, FedEx's obligations under this Section 6.05 shall expire.

         SECTION 6.06. Payment Provisions; Interest on Overdue Payments. (a) Landing Fees and Parking Charges shall be due and payable as stated in Sections
6.02 and 6.04 hereof and rental payments and other charges shall be due and payable on invoice on the first day of each month unless otherwise agreed. Acceptance by the SBMA of any payment does not preclude the SBMA from verifying the accuracy of FedEx's calculations and from refunding or recovering any difference established by the SBMA.

         (b) Any payment due and not received by the due date accrues interest at the rate of twelve percent (12%) per annum, which shall be compounded monthly until full payment is remitted. Interest on disputed amounts will not be charged to FedEx if the dispute is resolved in FedEx's favor in whole or in part.

         SECTION 6.07. Vendor Carriers. Aircraft of Vendor Carriers shall pay Landing Fees and Parking Fees equal to those set forth in Appendix E. The MGTOW of all aircraft of Vendor Carriers shall be counted in determining the landed weight for the purpose of calculating Landing Fees for FedEx aircraft. FedEx shall pay the Landing Fees and Parking Charges of Vendor Carriers and all such payments shall be applied to any amounts committed by FedEx to the SBMA under
Section 6.05.

         SECTION 6.08. Exempt Operations. Non-revenue flight operations conducted by FedEx shall not be subject to Landing Fees. Non-revenue flight operations shall include only flights that (i) immediately return to the Airport because of mechanical, meteorological, or other precautionary reasons, or (ii) sightseeing, test, ferry, courtesy, inspection or training flights; provided, however, all such flights designated in (i) and (ii) above that exceed ten (10) in any calendar month shall not be considered non-revenue flights.

         SECTION 6.09. Domestic Flight. Any aircraft operation at the Airport by FedEx or a Vendor Carrier where the location of departure before arriving at the Airport is another location in the Philippines shall be considered a domestic operation, according to international standards, and Landing Fees and Parking Charges for domestic flights shall apply.




                                   ARTICLE  7
                      FEDEX'S ADDITIONAL RESPONSIBILITIES

         SECTION 7.01. Reporting. FedEx will file with the SBMA information describing its operations at the Airport not later than 30 days after the Operation Date. FedEx will update this information within 60 days after the beginning of each fiscal year of FedEx. The report will be limited to the following:

(i) Names, addresses and telephone numbers of FedEx officials responsible for various major FedEx functions at the Airport including station operations, flight operations, scheduling, properties, facilities, and similar information;

(ii) A general description of FedEx's operations, including number of employees and employee parking requirements; and

(iii)    Such other information as the SBMA shall reasonably request.

         SECTION 7.02. Maintenance. FedEx has the following maintenance, repair, and alteration responsibilities. FedEx will at its sole expense and in a manner acceptable to the SBMA:

(i) Maintain the Apron Area in a neat, clean, and orderly condition free from litter, debris, refuse, petroleum products, or grease that may result from the activities of FedEx's employees, licensees, invitees, agents, or suppliers. All oil and grease spills attributable to FedEx's or Vendor Carriers' aircraft or equipment will be removed promptly. The SBMA shall undertake all other general maintenance of the Apron Area.

(ii) Assume the entire responsibility and shall relieve the SBMA from all responsibility for all repair, rebuilding and maintenance whatsoever of the Exclusive-Use Space and all personal property, equipment and fixtures associated therewith, whether such repair, rebuilding or maintenance be ordinary or extraordinary, partial or entire, inside or outside, foreseen or unforeseen, structural or otherwise, including, without limitation:

         1. Repair of all personal property and equipment, including fixtures, doors, interior windows, package conveyors and belts, floor coverings, and counters; and

         2. Maintenance and repair of all electrical, plumbing, heating, ventilating, and air conditioning appliances and fixtures.

         Any amounts expended by FedEx for the repair of the Exclusive-Use Space shall reduce the amount of the Commitment set forth in Section
         6.05 for the year in which such repair are made; provided (i) such reduction in the committed amount shall not limit, affect, or alter FedEx's obligations to make payments hereunder (other than payments under the Commitment) and such payments for repair shall not be credited against Landing Fees, Parking Charges, rent or other sums due hereunder; (ii) FedEx shall not commence making such repairs without first giving the SBMA at least twenty (20)-days' notice, or such shorter notice as time and circumstances permit in the case of emergency repairs, and the opportunity to make such repairs at the expense of the SBMA in which case FedEx shall receive no credit against the committed amount hereunder, and (iii) the term 'repairs as used in this subparagraph shall encompass expenditures reasonably necessary to repair damages to the Exclusive-Use Space which must be repaired to make the space functional for the use intended by FedEx; and the term shall not include capital improvements undertaken by FedEx.

(iii) Immediately repair any damage in any other space at the Airport caused by the fault or negligence of FedEx, its servants, contractors, agents, licensees, or employees;

(iv) Provide and maintain all fire protection and safety equipment of every kind and nature required in the Exclusive-Use Space by any Applicable Law; and

(v) Ensure that the SBMA has emergency access to FedEx's Exclusive-Use Space either by delivering keys to the SBMA's representative or by providing emergency telephone numbers by which FedEx or its agent can be reached on a 24-hour basis.

         SECTION 7.03. Security. (a) FedEx will comply with all Applicable Laws relating to Airport security imposed from time to time by the SBMA and cooperate in controlling the Exclusive-Use Space so as to prevent or deter unauthorized access to the restricted areas of the Airport. FedEx will provide its own internal security for its Exclusive-Use Space and, subject to the provisions of Section 12.04 of this Agreement, shall have the ability to hire its own employees to provide said service or contract with an outside party, including the SBMA, to provide such security.

         (b) FedEx agrees that neither its employees nor its contractors may carry firearms on the Exclusive-Use Space without the consent of the SBMA. The SBMA shall not unreasonably withhold consent to a request by FedEx that FedEx-employed security personnel be permitted to carry firearms.

         (c) To assist FedEx in its security obligations under this Agreement, the SBMA agrees, to the extent permitted by Applicable Law, to provide FedEx access to Navy employment records (where existing) and current NBI clearances for each applicant that FedEx interviews that is on the SBMA Labor Pool Inventory.

         SECTION 7.04. Abandonment. During the term of this Agreement, FedEx shall maintain and occupy the Exclusive-Use Space and maintain its Air Transportation business and shall not abandon or vacate the same.

         SECTION 7.05. Additional Obligations of FedEx. (a) FedEx shall conduct its business and operations at the Airport in an orderly, proper, safe and careful manner consistent with international industry practice and use its best efforts so as to not annoy, disturb or be offensive to others at the Airport and to minimize jet- or prop- blast interference to aircraft operations or buildings or structures at the Airport.

         (b) FedEx agrees that it will not erect, construct or maintain or otherwise create or continue any obstacle or park or store any aircraft or other object on the Apron Area so as to create any obstacle that will hamper or interfere with the free, orderly, unobstructed and uninterrupted passage of vehicles, aircraft or of the wings or other integral part of aircraft of any type, nature or description, while such vehicle is operating or aircraft is taxiing or being transported or towed along runways, taxiways and roads outside of and adjacent to the Apron Areas; provided, however, that enforcement of this provision is subject to the priority rights of FedEx to the Preferential Aircraft Apron and with the full knowledge of the SBMA that certain ICAO airport standards cannot be met at the Airport due to space limitations and FedEx shall not be held to same.

         (c) FedEx shall not do or permit to be done anything which may interfere with the effectiveness or accessibility of the drainage and sewerage system, water system, communication systems, electrical system, fire protection system, sprinkler system, if any, installed or located on, under or in the Exclusive-Use Space or Apron Areas save and except for actions which are normal and acceptable in the conduct by FedEx of its business.

         (d) Recognizing the physical limitations and constraints of the Airport, FedEx shall not do or permit to be done any act or thing outside of its standard operating procedures or industry standards as applied in similar locations which will invalidate or conflict with any fire insurance, extended coverage or rental insurance policies covering the Airport System, or any part thereof.

         (e) FedEx shall not use or permit the use of the Exclusive-Use Space for the sale of tickets to the general public for passenger air transportation. Nothing herein shall in any manner be considered a limitation on the ability of FedEx to sell cargo transportation services in the SBF, the Philippines or any other location.

         (f) FedEx shall comply with the rules and regulations of any government body having jurisdiction over the Airport as to the lighting, physical description and location of all exterior advertising and signs on the Airport. So long as FedEx complies with said rules and regulations, FedEx may install advertising and signs at its discretion on the exterior of the Exclusive-Use Space and in the Exclusive Ramp. FedEx shall have the right to install advertising and signs elsewhere on the Airport and at other locations in the SBF with the prior approval of the SBMA or other applicable government body. Approval shall be deemed given if the SBMA or such applicable government body fails to approve or disapprove a request for advertising or signage within seven (7) calendar days of such request. Upon the termination of this Agreement or any approval for advertising or signage, FedEx shall remove, obliterate or paint out any and all signs and advertising on the Airport or the SBF and shall restore the location of such advertising or signage to good condition. The SBMA shall consult with its tenants prior to enacting any rule or regulation governing advertising or signage and shall give due consideration to the comments of said tenants. All advertising or signage that violates any rule or regulation promulgated by the SBMA after the same has been erected shall be permitted to remain in place.

         (g) FedEx shall use its best efforts to avoid committing any unlawful nuisance, waste or injury on the premises and shall operate the premises in accordance with the highest standards and in such manner that there will be at all times a minimum of air pollution, water pollution or any other type of pollution and a minimum of noise emanating from, arising out of or resulting from the operation, use or maintenance of the premises.

         (h) FedEx shall use its best efforts to cause its Vendor Carriers to comply with this Section 7.05.

                                   ARTICLE  8
                          THE SBMA'S RESPONSIBILITIES

         SECTION 8.01. Airport Operations. (a) During the term of this Agreement, the SBMA will:

         (i) Obtain and maintain all certification required by the Philippine government, the FAA and applicable international organizations to operate the Airport, all in accordance with international standards for the operation of airports;

         (ii) Operate and maintain the Airport in good condition and repair including the runways, taxiways, aprons, roadways, vehicle parking areas, public areas of the terminal buildings, and all appurtenances, facilities, and services, and shall keep the Airport and its aerial approach free from obstruction and interference for the safe and proper use thereof;

         (iii) Use all rents and fees collected in respect of the Airport only for Airport operating expenses, debt obligations and other financial obligations of the SBMA in connection with the Airport;

         (iv) Keep the public areas of the Airport adequately equipped, furnished, and decorated, as well as clean and presentable. In the public areas of the Airport, the SBMA will provide and supply directional and informational signs, electricity, light, power, air conditioning, wastewater disposal, water, and janitorial services, including rubbish removal.

         (v) Excluding the Exclusive-Use Space, maintain existing and future utility systems on the Airport in reasonable condition and repair, including, electricity, fire alarm, fire protection, sprinkler, air conditioning, telephone, telegraph, and other telecommunication services, and any lines, pipes, mains, wires, conduits and equipment connected with or appurtenant to all those systems.

         (vi) Maintain, operate and annually test emergency systems and procedures to ensure safe, uninterrupted operation of the Airport.

         (b) The SBMA will use its best efforts to restore service as soon as practical after any interruption in the services described in this Section 8.01.

         (c) In the event the SBMA determines to make capital improvements at the Airport, the SBMA agrees that it will not increase the rents and fees charged to FedEx under this Agreement in respect of said capital improvements without the consent of FedEx.

         SECTION 8.02. Fuel Supply. The SBMA will make reasonable efforts to enter into appropriate agreements with vendors to ensure that adequate fuel, fuel storage and pipeline access will be available to Airlines operating at the Airport at market rates. In the event that the fuel supply is interrupted for any reason, FedEx and the SBMA shall each endeavor to obtain a new fuel supply at similar rates of service and cost as the old supply, and failing to obtain such new supply of fuel within fifteen (15) days, FedEx's sole remedy shall be to terminate this Agreement immediately on notice to the SBMA.

         SECTION 8.03. Telecommunications. (a) The SBMA will make reasonable efforts to cause Telecom Vendor to provide telecommunication services to FedEx at the Airport. Charges to FedEx for use of the local exchange (and international calls) provided by Telecom Vendor, which FedEx hereby agrees to use, shall be as agreed between the SBMA and Telecom Vendor in that certain Agreement between them dated 29 June 1994, subject to such reasonable annual increases as the SBMA may grant to Telecom Vendor. The SBMA will make reasonable efforts to cause Telecom Vendor to: (i) provide cable connections that meet FedEx's specifications at Exclusive-Use Space leased by FedEx; (ii) redo trunk routing where required to satisfy FedEx's requirements; and (iii) provide FedEx at the Exclusive-Use Space on the Operation Date a minimum number of 100 telephone lines, and on demand such additional number of lines required by FedEx in the future. All telephone lines will be connected to a public exchange with IDD access. FedEx shall have the ability to operate a back-up communication system through Telecom Vendor in accordance with Section 4.01 hereof; or, when Applicable Law permits, the SBMA shall authorize FedEx to operate its own international gateway telecommunications systems, for FedEx's private use and not for resale to the public.

         (b) The SBMA will make reasonable efforts to ensure that FedEx can obtain, by no later than 1 February 1994, licenses to operate (i) ground-to-air radio communications, and (ii) a portable radio system at the Airport and the environs of the Subic Bay Freeport Zone.

         (c) In the event that (i) there are outages with telecommunication services provided by Telecom Vendor or such services are not adequate for any reason, or (ii) the radio license in Section 8.03(b) is revoked or otherwise not usable, FedEx and the SBMA shall each endeavor to obtain a new provider of telecommunication services at similar or better rates of service and cost as Telecom Vendor, and failing to obtain such new provider within fifteen (15) days, FedEx's sole remedy shall be to terminate this Agreement immediately on notice to the SBMA.

         SECTION 8.04. Vendor Selection, Licensing and Permitting. (a) FedEx shall have the right to contract with those vendors of its choosing. FedEx shall attempt to contract with vendors suggested by the SBMA, but where such vendors do not, in the sole opinion of FedEx, meet FedEx standards, FedEx shall contract with any vendor of its choosing.

         (b) Subject to applicable the SBMA rules and regulations the SBMA will provide vendors and employees of vendors selected by FedEx with licenses and other credentials required by the SBMA, including gate passes and other documentation required to access the Airport, within one week of notification by FedEx to the SBMA of such selection. In the event a vendor is to supply FedEx with fifty (50) or more personnel, FedEx shall notify the SBMA and together the parties shall agree on the length of time required by the SBMA to provide the required licenses and credentials, time being of the essence.

         SECTION 8.05. Aircraft Recovery Plan. (a) The SBMA shall maintain, update annually (or more frequently as required) and implement an aircraft recovery plan that will detail, among other things, the manner in which the SBMA will cause appropriate size cranes to be present at the Airport in the event the recovery of an aircraft is required. The SBMA shall acquire or make arrangements for on-call access to all equipment required to comply with such aircraft recovery plan and conduct such training as to ensure that its employees have the skill levels necessary to execute the plan.

         (b) If any aircraft owned or operated by FedEx, through accident or any other reason, is disabled or abandoned in any area on the Airport which could interfere with the continuous, normal operations or any landing and field facilities, the SBMA will:

         (i) Make reasonable efforts to immediately remove the aircraft to a location designated by the SBMA, unless the aircraft is required to remain in place pending investigation by the appropriate regulatory agencies of the Philippine government; and

         (ii) In the event of any accident where governmental investigation in place is required, immediately, upon receiving clearance to do so from the governmental agency investigating such accident, make reasonable efforts to remove the aircraft and any resulting wreckage or debris to the area designated by the governmental agency authorizing the removal; otherwise the aircraft wreckage and debris will be immediately removed from the Airport and stored at a location approved by the SBMA.

         (c) FedEx will reimburse the SBMA for all reasonable costs and expenses (including storage costs) incurred in the removal.

         (d) FedEx shall have no liability to the SBMA arising out of the SBMA's failure to remove an aircraft covered by this Section 8.05 if the SBMA shall have failed to make available for the SBMA's use sufficient and adequate removal equipment.

         SECTION 8.06. Power. (a) On or before the Operation Date, the SBMA will cause sufficient power to be delivered to the Airport to ensure that, despite a loss of power, (i) power needs required to operate at the Airport electronic equipment vital for continued flight operations, including navigational aids, are met; and (ii) electronic equipment required by FedEx to operate its Air Transportation business will continue to operate. The SBMA shall meet its commitment hereunder by rebuilding and upgrading the primary link from the nearest substation to the Airport and locating a back-up generator of sufficient power at or near the Airport. The SBMA shall also use its reasonable efforts to deliver to the Airport, as soon as is reasonably practical, a second independent routing of power from the nearest substation to the Airport as a back-up.

         (b) The SBMA shall deliver to FedEx a grid layout of the power system for the Airport and major power lines serving the Airport, and will provide to FedEx, at no cost to FedEx, from the SBMA's equipment inventory operational back-up generators at FedEx's Exclusive-Use Space to meet FedEx's emergency power requirements. FedEx shall install, operate and maintain the generators at FedEx's sole cost and expense.

         (c) The SBMA shall ensure that there is sufficient power at the Exclusive-Use Space for FedEx to conduct the construction work it needs to complete prior to the Operation Date. FedEx shall provide the SBMA with FedEx's power requirements for such construction along with a timetable for same.

         SECTION 8.07. Electricity. The SBMA shall, directly or by arrangement with appropriate utility companies or suppliers, supply FedEx with electrical current in such quantities, voltages, and phases as FedEx shall reasonably require. FedEx shall pay the SBMA for all such utility services that FedEx uses at rates that shall not exceed the then current rates charged from time to time to corporate customers by Metro Manila power authorities subject to government rate review.

         SECTION 8.08. Airport Parking. The SBMA shall construct, operate and maintain during the term of this Agreement parking facilities for Airline employees working on the Airport, and will provide a reasonable amount of parking at the Airport for FedEx employees, at no charge to FedEx. The SBMA and FedEx shall mutually agree on the issue of how much parking can be made available from time to time. FedEx agrees that it will be responsible for installing and maintaining fencing to secure the parking area designated by the SBMA for FedEx employees.

         SECTION 8.09. Airport Security. (a) The SBMA shall develop, maintain, update annually (or more frequently as required) and implement a security plan for the Airport operations area. The SBMA shall continuously operate and provide security at the Airport under and in strict accordance with said plan and shall advise FedEx in advance and consult with FedEx on any changes in same.

         (b) The SBMA shall have the sole obligation to provide all necessary personnel to provide adequate security protection on the Airport (excluding FedEx's Exclusive-Use Space) and will adequately secure the Airport operations area before and after the Operation Date, including, without limitation the installation and maintenance of fencing and gates on the perimeter of the Airport Operations Area which shall be completed on or before 1 April 1995. All gates to the Airport shall be manned by the SBMA security personnel. The SBMA will cause gates convenient to FedEx to be manned on a 24-hour basis.

         SECTION 8.10. Customs Operations. The SBMA acknowledges that the implementation of a customs operations on the Airport is critical to the successful operation of FedEx's Air Transportation business at the Airport. Therefore, the SBMA and FedEx agree to cooperate with appropriate customs officials of the Philippine government to (i) establish, on or before the Operation Date, a customs operation on the Airport that meets FedEx's operational needs at the Airport and, (ii) ensure that customs clearance procedures at the Airport, the SBF checkpoints and the Exclusive-Use Space are continually improved and updated. It is the intent of the parties to work toward implementing at the SBF and the Airport the most accurate and fast clearance procedures at the least amount of cost.

         SECTION 8.11. Training. The SBMA will assist FedEx in meeting its initial and continuing training requirements for current and future employees. The SBMA will provide, where possible, access to the SBMA facilities, at no cost to FedEx, for employee training classes. The SBMA will work with FedEx to develop personnel development programs for Olongapo residents to better prepare said residents for jobs FedEx offers, or may offer in the future.

         SECTION 8.12.  Transportation.  Subject to the provisions of Section
12.04 of this Agreement, FedEx shall have the ability to provide transportation services on the Airport to its employees, either directly or through vendors. In the event that the SBMA operates or licenses a common carrier to operate a transportation service, the SBMA will require that carrier to provide services to the Airport area at non-discriminatory rates.

         SECTION 8.13. Permit to Operate. The SBMA shall issue to FedEx on or before the Operation Date, a permit to operate or such other certifications, permits or authorizations the SBMA requires of enterprises before they can commence business in the SBF.

         SECTION 8.14. Registration. To the extent registration is possible, immediately following the execution and delivery of this Agreement, the SBMA shall cause this Agreement to be registered with the relevant Registry of Deeds at SBMA's cost and shall provide FedEx with proof that such registration has been completed.

         SECTION 8.15. Laydown Area. In the event FedEx shall require a laydown area in the conduct of its construction work on the Exclusive-Use Space or any other facility, including the facilities covered under the option granted herein to FedEx, the SBMA shall provide an area sufficient to meet FedEx requirements without charge to FedEx for the duration of FedEx's construction; provided that Airport operations are not interfered with thereby.

         SECTION 8.16. The SBMA Programs. From time to time the SBMA may develop plans and programs to benefit the SBF, the surrounding communities and the people residing or employed therein. FedEx recognizes that the SBMA is developing a reasonable and sustainable Provident Fund program for the benefit of all employees within the SBF and agrees to subscribe thereto provided that substantially all employers within the SBF are required on a non-discriminatory basis to participate therein. FedEx agrees to carefully consider its voluntary participation in any other such plans or programs.


                                   ARTICLE  9
                  INDEMNIFICATION, INSURANCE, AND SUBROGATION

         SECTION 9.01. General Indemnification. FedEx will indemnify, hold harmless, and defend the SBMA, its officers, agents, and employees from claims, actions, and liabilities of any nature or kind, including costs and expenses, for or on account of any and all legal actions or claims of any character whatsoever based upon or arising out of FedEx's use and occupancy of the premises and exercise of rights under this Agreement. All liability or costs for legal actions or claims including defense costs resulting from death or injury to any person(s) or damage to property which are caused by the joint negligence of the SBMA and FedEx arising out of this Agreement will be apportioned on a comparative fault basis. FedEx s obligations to indemnify, hold harmless and defend under this Section 9.01 shall apply to claims, actions and liabilities of any nature or kind arising out of the use and occupancy of the premises by Vendor Carriers operating by way of wet lease, dry lease or straight charter.

         SECTION 9.02. Environmental Indemnification. (a) The SBMA shall not be liable for and FedEx agrees to hold harmless, indemnify, and defend the SBMA from any and all claims, fees, costs, penalties and charges assessed against or imposed upon the SBMA, including attorneys' fees and costs, as a result of FedEx's or Vendor Carriers' use, dispensing, handling, storage, transpiration, generation, sale, disposal, release or discharge of hazardous materials, including but not limited to, costs and expenses incurred in connection with any investigation, cleanup, or remedial, removal or restoration work in or about the Airport or other place required by any Applicable Law or standard because of hazardous materials that came or otherwise emanated from FedEx's or Vendor Carriers' use of the Exclusive-Use Space, Apron Areas or the Airport, or environmental damages to the Airport and its environs resulting therefrom.

         (b) The SBMA will indemnify, defend and hold harmless FedEx, its officers, directors, employees and agents from any and all claims, fees, costs, penalties and charges assessed against or imposed upon FedEx, including attorneys' fees and costs, as a result of all other environmental damages to the Exclusive-Use Space, the Apron Areas, the Airport and its environs, whether or not known as of the Effective Date of this Agreement.

         (c) A Phase I and Phase II environmental impact study on the Exclusive-Use Space and Apron Areas to be used by FedEx has been conducted by Dames and Moore who have issued a report thereon, the receipt of which both the SBMA and FedEx acknowledge. Said report will provide the baseline for determining liability under this Section 9.02.

         SECTION 9.03. Insurance. (a) The SBMA will, during the term of this Agreement, procure and maintain comprehensive general liability and fire and extended coverage insurance for the Airport, terminal buildings, and other the SBMA facilities at the Airport, in such amounts and for such insured coverages as may be required to obtain the certifications required under Section 2.01(d) hereof.

         (b) FedEx will, during the term of this Agreement, procure and maintain liability insurance for public liability, aviation liability, premises, property damage, bodily injury and death, with contractual liability endorsements insuring all of FedEx's operations under this Agreement, including its obligations under the indemnity clause in Section 9.01 of this Agreement. These policies will be with limits not less than those set forth below. These policies and minimum limits will be consistently applied to all Airlines with similar operations and will be consistent with prudent airport industry practices and this Agreement.

Insurance Coverages                            Minimum Limits
Airline/Aircraft/Airport                       $50,000,000
Public Liability Insurance or Equivalent
Insurance                                      $10,000,000 Combined Single Limit

         (c) Each policy must provide that it may not be canceled or materially changed during its term without at least 30-days' advance written notice to the SBMA or FedEx, as appropriate.

         (d) A certificate certifying coverage of required insurance must be delivered to the other party within 30 days of the Operation Date of this Agreement.

         (e) Where any such policy has a normal expiration during the term of this Agreement, each party will provide to the other a certificate or satisfactory written evidence of continued coverage prior to such expiration. Prior to the effective date of any cancellation or reduction in the amount or extent of insurance coverage, each party will deliver to the other a certificate or satisfactory written evidence certifying coverage that reinstates or otherwise provides at least the required insurance coverage.

         (f) The failure by either party at any time to enforce the provisions in this Section will not be construed as a waiver of these provisions and will not reduce the other party's obligations under this Agreement.

         SECTION 9.04. Waiver of Subrogation. FedEx and the SBMA agree to waive their respective rights of recovery or claim against the other for any loss or damage to the Exclusive-Use Space, or their contents (excluding aircraft) resulting from fire or other "all-risk" insurable property hazards caused by the other. Notwithstanding Section 9.01, any fire or "all-risk" property insurance policies carried by either party will include a waiver of subrogation clause waiving any rights of subrogation against the other party to this Agreement.

         SECTION 9.05. Additional Insured. FedEx agrees that every insurance policy required under Section 9.03(b) will include an endorsement naming the SBMA as an additional insured.

         SECTION 9.06. Notice of Claim. Each party will give the other party prompt and reasonable notice of any claim or action involving this Agreement.

         SECTION 9.07. Survival. The provisions of this Article shall survive the expiration, termination or early cancellation of this Agreement.


                                  ARTICLE  10
                             ASSIGNMENT OR SUBLEASE

         SECTION 10.01. Assignment or Sublease. (a) Assignment. Except as permitted herein, FedEx shall not sell, convey, transfer, mortgage, pledge or assign this Agreement without the advance written approval of the SBMA. The SBMA will approve an assignment or sublease of FedEx's Exclusive-Use Space or this Agreement in whole or in part, if:

         (i) It is made to an entity controlled by FedEx which entity shall carry on FedEx's Air Transportation business without any interruption or decrease in operations or, in the case of a sublease of partial space, it is to an entity whose presence within the Exclusive-Use Space is required to support FedEx's Air Transportation business;

         (ii) In the SBMA's reasonable opinion, the proposed assignment does not make a negative impact on the level or quality of operations at the Airport; and

         (iii) In the SBMA's opinion the proposed assignee or sublessee is qualified and capable to execute the Agreement and perform all obligations thereunder; provided, however, no such assignment or sublease shall be effective until an agreement in form and substance reasonably satisfactory to the SBMA has been entered into between FedEx, the proposed assignee or sublessee, and the SBMA which agreement shall contain provisions obligating the proposed assignee or sublessee to assume all the obligations of FedEx under this Agreement and warranting and confirming to the SBMA that FedEx shall not be relieved of liability under the Agreement and shall continue to be bound by all obligations under the Agreement.

         SECTION 10.02. Merger. This Article does not prevent the assignment of this Agreement to any corporation or business entity that merges or consolidates with FedEx so long as FedEx is the surviving entity, this Agreement remains in full force and effect and is binding on FedEx, and written documentation of the merger or consolidation is given to the SBMA within thirty
(30) days after the merger or consolidation.

         SECTION 10.03. Assignment by the SBMA. (a) The SBMA reserves the right to pledge, assign, transfer or encumber any of its rights and interests under this Agreement to any entity with written notice to FedEx provided the SBMA shall continue to remain liable hereunder.

         (b) FedEx's consent to any such pledge, assignment, transfer or encumbrance shall not be required to effect same; provided, however, that no such pledge, assignment, transfer or encumbrance shall be effective with respect to FedEx until FedEx shall have received notice of same.

         (c) Certain of the obligations of the SBMA hereunder are not assignable as same are not capable of being performed by any entity other than the SBMA or the government of the Republic of the Philippines. The parties agree that any pledge, assignment, or transfer by the SBMA of any of its interest in an to this Agreement does not and cannot include those obligations of the SBMA that only it can perform and that despite any such pledge, assignment or transfer, the SBMA shall remain primarily obligated in respect of same and FedEx shall look to the SBMA in any event for performance.

                                  ARTICLE  11
                            DEFAULT AND TERMINATION

         SECTION 11.01. Reentry and Reletting After Default. Upon the occurrence of any event specified in Section 11.05:

(a) Without terminating this Agreement, the SBMA may immediately reenter, renovate, and relet all or part of the Exclusive-Use Space to others and reassign preferential aircraft parking positions to others for the account of FedEx.

(b) At any time before or after a reentry and reletting as provided in this Section, the SBMA may terminate FedEx's rights under this Agreement, reenter and take possession of the Exclusive-Use Space, and cancel all rights and privileges granted to FedEx without any restriction on recovery by the SBMA for rents, fees and damages owed by FedEx.

(c) In addition to the rights provided in this Agreement, the SBMA shall have any and all additional rights and remedies as provided by law.

         SECTION 11.02. Termination Due to Damage or Destruction. (a) If all or any portion of the Exclusive-Use Space is damaged by fire or other casualty, the SBMA will notify FedEx within thirty (30) days of the damage whether the damaged Exclusive-Use Space is to be repaired. If the damaged Exclusive-Use Space is to be repaired, the SBMA will repair the damage with due diligence and will abate the rent allocated to the particular building, room, or other portion of the Exclusive-Use Space rendered untenantable for the period from the occurrence of the damage to the completion of the repairs. The SBMA shall provide FedEx suitable temporary substitute space at a rental deemed reasonable by FedEx and the SBMA until the repairs are completed.

         (b) If the SBMA fails to notify FedEx within thirty (30) days after destruction that the SBMA will repair the damaged Exclusive-Use Space, FedEx may elect within one-hundred-and-twenty (120) days after destruction to:

         (i) Terminate this Agreement, in whole or as to the portion of the Exclusive-Use Space damaged or destroyed, effective on the date of the damage; or

         (ii) Continue this Agreement and repair such damage. During any such repair, rental shall be abated pro rata using the ratio of the area in need of repair to the total area in the Exclusive-Use Space. FedEx may abate Landing Fees, rental, and any other fees or charges due to the SBMA in respect of FedEx's cost of repair.

         (c) The remedies of FedEx, as set forth in Section 11.02(b), shall be its sole remedies for failure by the SBMA to give the notice specified in section 11.02(a); and FedEx shall have no claim against the SBMA as a result of the SBMA's election not to repair the damage.

         SECTION 11.03. Events Permitting Termination by FedEx. FedEx may terminate this Agreement only if:

(i) FedEx is prohibited by lawful authority from using the Airport because of any deficiency or unsafe operating condition at the Airport for a period exceeding fifteen (15) consecutive days unless the same shall result from any action or omission by FedEx. FedEx may terminate this Agreement immediately after said 15-day period by giving the SBMA written notice of such termination;

(ii) FedEx is unable to fly aircraft to the Airport from major markets in Asia for any reason and such inability substantially impairs its ability to operate a hub operation at the Airport; or

(iii) Rights granted to FedEx in the Philippines either by way of bilateral air treaty or otherwise are withdrawn, amended or otherwise limited so as to prevent it from operating its Asian Hub at the Airport through the use of Fifth Freedom change of gauge rights.

(iv) The SBMA, its successor or any governmental entity of the Philippines passes a law, ordinance, regulation or other directive that, in the sole reasonable judgment of FedEx, makes it impossible for FedEx to conduct its business at the Airport.

(v) Commencing after 1 October 1996, if, in the consecutive twelve (12)- month periods thereafter, FedEx or Vendor Carriers shall be required to divert more than four percent (4%) of their scheduled flights from SFS because of (i) weather conditions or (ii) operational deficiencies at the Airport which could have been remedied by the SBMA, not including acts or conditions caused by or constituting force majeure; provided, however, FedEx must exercise this right of termination on or before 1 November of each year or FedEx shall lose the right of termination for the immediately preceding 12-month period.

(vi) The occurrence of such other right of termination expressly provided for in this Agreement.

         With respect to this Section 11.03 (ii), (iii) and (iv), termination may be effected by FedEx by giving the SBMA thirty (30)-days written notice of the date of such termination provided this Agreement shall continue in full force and effect if prior to the expiration of such 30-day period the event giving rise to the right of termination shall cease to exist. FedEx shall have no other rights or remedies against the SBMA other than the termination of this Agreement.

         SECTION 11.04. Default by the SBMA and Remedies Upon Default. (a) The SBMA shall be in default under this Agreement if it shall fail to perform any material covenant in this Agreement for a period of thirty (30) days after written notice from FedEx specifying such failure and declaring the SBMA to be in default. The SBMA will be deemed to have cured the default if the SBMA commences to cure the default within such 30-day period and diligently continues the cure to completion.

         (b) If a default by the SBMA shall have occurred and be continuing, FedEx shall have no right to terminate this Agreement but may, in its sole discretion:

         (i) Seek judicial relief against the SBMA for all damages incurred by FedEx as a result of such default, together with all other amounts and penalties that FedEx is entitled to recover under this Agreement, by law or in equity, together with all court costs, attorneys' fees and expenses incurred by FedEx.

         (ii) Cure the default and the expense of FedEx's cure together with interest thereon at the rate equal to the lesser of two percent (2%) per month or the maximum rate permitted by law, shall be paid by the SBMA to FedEx.

         (iii)   Seek injunctive relief against the SBMA.

         (iv) Require the SBMA to submit to binding arbitration in accordance with this Agreement.

         SECTION 11.05. Events Permitting Termination by the SBMA and Remedies of the SBMA. (a) Time being of the essence, the SBMA may terminate this Agreement immediately and exercise all rights of entry and reentry upon the Exclusive-Use Space after the occurrence of any of the following events:

         (i) FedEx fails to provide regularly scheduled Air Transportation to and from the Airport.

         (ii) FedEx fails to pay any rent, Landing Fee, Parking Charge or other fee due, including interest, within ten (10) days after FedEx's receipt of written notice of default from the SBMA.

         (iii) FedEx shall become insolvent or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States or any of any state thereof or the Republic of the Philippines, or consent to the appointment of a receiver, trustee, or liquidator of all or substantially all of its property.

         (iv) By order or decree of a court FedEx shall be adjudged bankrupt or an order shall be made approving a petition filed by any of its creditors or by any of the stockholders of FedEx, seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States or of any state thereof, provided that if any such judgment or order is stayed or vacated within sixty
                 (60) days after the entry thereof, any notice of cancellation shall be and become null, void and of no effect.

         (v) By or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or governmental board, agency or officer having jurisdiction, a receiver, trustee, or liquidator shall take possession or control of all or substantially all of the property of FedEx, and such possession or control shall continue in effect for a period of thirty (30) days.

         (vi) FedEx shall breach any of the covenants contained in Sections 4.02, 10.01, or 10.02 of this Agreement.

         (b) If a FedEx Event of Termination shall have occurred and be continuing, the SBMA may, in its sole discretion:

         (i) Seek judicial relief against FedEx for all damages incurred by the SBMA as a result of such event of termination, together with all other amounts and penalties the SBMA is entitled to recover under this Agreement, by law, or in equity together with all court costs, attorneys' fees and expenses incurred by the SBMA.

         (ii) In the event that the letting or this Agreement shall have been terminated or in the event that the SBMA has re-entered, regained or resumed possession of the premises, all the obligations of FedEx under this Agreement shall survive such termination or cancellation, or re-entry, regaining or resumption of possession and shall remain in full force and effect for the full term of this Agreement, and the amount or amounts of damages or deficiency shall become due and payable to the SBMA to the same extent, at the same time or times and in the same manner as if no termination, cancellation, re-entry, regaining or resumption of possession had taken place. The SBMA may maintain separate actions each month to recover the damage or deficiency then due or at its option and at any time may declare all rent, Landing Fees, Parking Charges and other amounts payable under this Agreement during the remaining term of this Agreement immediately due and payable and sue to recover the full damages or deficiency less the proper discount, for the entire unexpired term. For the purposes of determining the amount in Landing Fees and other variable amounts payable under this Agreement, the average usage and traffic during the previous twelve (12) calendar months of operations shall be assumed to have continued for the remainder of this Agreement.

         (iii) By five (5)-days' written notice to FedEx, terminate this Agreement and retain all rent and other amounts previously paid by FedEx, such right of termination and the exercise thereof to operate as a conditional limitation.

         (iv) Cure the default and the expense of the SBMA's cure together with interest thereon at the rate equal to the lesser of two percent (2%) per month or the maximum rate permitted by law, shall be paid by FedEx to the SBMA as additional rent.

         (v)     Seek injunctive relief against FedEx.

         (vi) Require FedEx to submit to binding arbitration in accordance with this Agreement.

         (vii) Whether or not the SBMA elects to terminate this Agreement, the SBMA may enter upon and repossess the premises and all other property leased or utilized by FedEx (said repossession being hereinafter referred to as "Repossession") by force, summary proceedings, ejectment or otherwise and may remove FedEx and all other persons and property therefrom. From time to time after Repossession, whether or not this Agreement has been terminated, the SBMA may, but shall not be obligated to, alter the premises or attempt to relet the Exclusive-Use Space and other property leased or utilized by FedEx in the name of the SBMA or otherwise, for such term or terms (which may be greater or lesser that the period which would otherwise have constituted the balance of the term of this Agreement) and for such other uses as the SBMA, in its sole discretion, may determine, and may collect and receive rent therefor. Any rent received (net of expenses) shall be applied against FedEx's obligations hereunder, but the SBMA shall not be responsible or liable for any failure to collect any rent due upon such reletting.

         (c) No acceptance by the SBMA of rentals, Landing Fees or other payments, in whole or in part, for any period or periods after a default of any of the terms, covenants and conditions hereof to be performed, kept or observed by FedEx shall be deemed a waiver of any right on the part of the SBMA to terminate the letting, except that no claim of default for non-payment shall be asserted with respect any installment of rental, Landing Fee, Parking Charge or other payment to the extent the same has been accepted by the SBMA.

         (d) The rights upon termination described above shall be cumulative and shall be in addition to any other rights of termination provided in this Agreement and in addition to any rights and remedies that the SBMA would have at law or in equity consequent upon any breach of this Agreement by FedEx, and the exercise by the SBMA of any right of termination shall be without prejudice to such other rights and remedies.

         (e) The SBMA may not exercise any right to terminate this Agreement based upon a breach by FedEx of the covenants contained in Section 4.02 unless notice of the breach is given by the SBMA to FedEx and FedEx shall not have cured the breach within thirty (30) days of such notice.

         SECTION 11.06. Default by FedEx and Remedies Upon Default. (a) FedEx shall be in default under this Agreement, if it shall fail to perform any covenant in this Agreement, other than the covenants encompassed in Section 11.05, for a period of thirty (30) days after written notice from the SBMA specifying such failure and declaring FedEx to be in default. FedEx will be deemed to have cured the default if FedEx commences to cure the default within such 30-day period and diligently continues the cure to completion.

         (b) If a default by FedEx shall have occurred and be continuing, the SBMA shall have no right to terminate this Agreement, but may, in its discretion, exercise any other right provided for in Section 11.05.

         SECTION 11.07. Surrender of the Exclusive-Use Space. The SBMA is not required to give FedEx notice to quit possession of the Exclusive-Use Space at the expiration of this Agreement. Upon the expiration or termination of this Agreement, the SBMA has the right to take possession of the Exclusive-Use Space. FedEx agrees to surrender the Exclusive-Use Space peaceably and in good condition, except for reasonable wear and tear.

         SECTION 11.08. Holdover. If FedEx holds over without a written renewal after the expiration of this Agreement, the holding over does not operate as a renewal or extension of the term of this Agreement but only creates a month to month extension of this Agreement regardless of any rent or fee payment accepted by the SBMA. The obligations of the SBMA and FedEx to perform under this Agreement continue until the month to month holdover is terminated. Either party may terminate the holdover at any time by giving the other party at least thirty (30)-days' advance written notice.

                                  ARTICLE  12
                   COMPLIANCE WITH LAWS, TAXES, AND POLICIES

         SECTION 12.01. Compliance With Laws. The SBMA will comply with all Applicable Laws.

         SECTION 12.02. Taxes. (a) FedEx will pay all taxes (including any possessory interest tax, assessment, or similar charge) that at any time during this Agreement are levied or liened against FedEx, it being understood and agreed that there shall at no time be taxes, duties or other imposts levied against the Airport facilities made available for FedEx's exclusive use, or against FedEx's personal property except in accordance with Republic of the Philippines Act No. 7227.

         (b) Except as shall be permitted in sub-paragraph (a) above, in the event the SBMA shall obtain taxing authority, the SBMA shall levy no discriminatory taxes, charges or imposts of any nature against FedEx or any subsidiary or affiliate of FedEx other than those it may lawfully levy on SBF-Registered Enterprises.

         (c) FedEx will indemnify and defend the SBMA from all costs that result directly or indirectly from tax or assessment that FedEx is liable for including taxes, penalties, expenses, and reasonable attorneys' fees incurred by the SBMA.

         (d) At its own expense, FedEx may contest the amount or validity of any tax or assessment or similar charge, or contest the inclusion of the space leased under this Agreement as taxable or assessable property directly with the taxing or assessing authority. FedEx will indemnify the SBMA for all taxes, penalties, costs, expenses, and reasonable attorneys' fees incurred by the SBMA resulting directly or indirectly from any tax contest.

         (e) Upon termination of this Agreement, FedEx will promptly pay in full all due and payable taxes and liens.

         SECTION 12.03. Policies. (a) FedEx will comply with all Applicable Laws governing the use of Airport facilities. The SBMA shall consult with FedEx prior to promulgating any law, regulation, directive, policy or procedure that could make a material and adverse impact on FedEx and its operations at the SBF, and the SBMA shall give due consideration to the comments of FedEx in respect of same.

         (b) The SBMA agrees not to promulgate any regulations governing use of the Airport Facilities, the SBMA Policies and Procedures, or local Airport directives as set forth by the SBMA contradictory to: (i) this Agreement; (ii) any regulation of the FAA; (iii) any U.S. government agency regulation that is binding upon FedEx.

         SECTION 12.04. Labor. (a) Where vendors selected by FedEx are from outside the Olongapo area, FedEx shall include in purchase contracts with such vendors an obligation on the part of each vendor to hire persons listed in the SBMA Labor Pool Inventory in accordance with the limitations and procedures set forth in Section 12.04(b) below.

         (b) FedEx shall hire and shall make reasonable efforts to cause its vendors to hire employees at the Airport and in the area controlled by the SBMA in accordance with FedEx's and such vendors specifications and requirements. FedEx will endeavor, and make reasonable efforts to cause its vendors to endeavor, to first hire its requirements from the SBMA Labor Pool Inventory. Where qualified or acceptable applicants do not exist in the SBMA Labor Pool Inventory, FedEx and its vendors may hire their personnel requirements from any source they deem appropriate.

         (c) The SBMA will assist FedEx in obtaining exemptions or waivers to current labor regulations that: (i) restrict women from working night hours, and (ii) require understudies for foreign employees.


                                  ARTICLE  13
                  AGREEMENT NOT TO GRANT MORE FAVORABLE TERMS

         SECTION 13.01. Agreement Not to Grant More Favorable Terms. If the SBMA enters into any lease or agreement with any other international cargo carrier prior to the termination date of this Agreement which provides for (i) rent per square meter for space substantially similar to the Exclusive-Use Space, (ii) landing fees, or (iii) telecommunications services to be provided by Telecom Vendor, any of which are less than the comparable amounts charged hereunder, then the SBMA shall notify FedEx to such effect and offer to amend the applicable terms of this Agreement to reduce the applicable rate, fee or charge to the level provided in said other lease or agreement, effective the date on which such rate, fee or charge becomes payable under said other lease or agreement.


                                  ARTICLE  14
                               GENERAL PROVISIONS

         SECTION 14.01. Delivery of Notices. Required notices must be hand delivered, or sent by registered or certified mail, or by Federal Express service to the addresses below:

         If to the SBMA:                 Subic Bay Metropolitan Authority
                                         Attention: Chairman and Administrator
                                         SBMA Centre, Bldg. 229
                                         Waterfront Road
                                         Subic Bay Freeport Zone
                                         Philippines

         with copy to:                   Subic Bay Metropolitan Authority
                                         Attention: Head - Legal Department
                                         SBMA Centre, Bldg. 229
                                         Waterfront Road
                                         Subic Bay Freeport Zone
                                         Philippines

         If to FedEx:                    Federal Express Corporation
                                         Attention: Vice President -
                                         Properties and Facilities
                                         2003 Corporate Avenue
                                         Memphis, Tennessee 38132

         with copy to:                   Federal Express Corporation
                                         Attention: Vice President - Legal
                                         Two Pacific Place, 34F
                                         88 Queensway Road
                                         Central, Hong Kong

         (b) If notice is given in any other manner or at any other place, notice must also be given in writing at the place and in the manner specified in this Section in order to be effective under this Agreement. All notice periods begin on the date of delivery of written notice at the address listed in Section 14.01(a) except as provided elsewhere in this Agreement.

         (c) Either party may change the address in this Section by written notice to the other party.

         SECTION 14.02. Quiet Enjoyment. Upon payment of the required rents and fees, and subject to its performance of this Agreement, FedEx may peaceably use the Exclusive-Use Space and the Airport during the term of this Agreement and any renewal thereof.

         SECTION 14.03. Officers, Agents, and Employees. No commissioner, politician, director, officer, agent, employee, or other representative of either party may be charged personally nor held contractually liable by the other party for the enforcement, attempted enforcement, or breach of this Agreement. The SBMA and FedEx remain liable for the acts of these persons that are within the scope of their duties.

         SECTION 14.04. Subordination to Agreements with the Philippine and U.S. Government. This Agreement is subject to any present or future agreement between the SBMA and the Government of the Republic of the Philippines or the United States of America concerning the operation or maintenance of the Airport System. FedEx may not hold the SBMA liable for any failure to perform any part of this Agreement as a result of any national emergency declared by the U.S. or Philippine government.

         SECTION 14.05. Incorporation of Required Provisions. The parties agree to incorporate into this Agreement any provision required by any governmental agency, including the SBMA acting in its non-proprietary capacity, now or in the future.

         SECTION 14.06. Non-Waiver of Rights. No waiver of default of any part of this Agreement by either party may operate as a waiver of any subsequent default of any part of this Agreement that is to be performed by the other party. Consent or notice by either party may not be construed as consent or notice in the future.

         SECTION 14.07. Force Majeure. Neither the SBMA nor FedEx will be in violation of this Agreement if it is prevented from performance, nor shall FedEx be entitled to any abatement, diminution or reduction of the rental, Landing Fees, Parking Charges or other charges hereunder or otherwise expressly set forth herein, nor entitled to exercise any right of termination herein provided, by reason of strike, boycott, labor dispute, embargo, shortage of energy or materials, act of God, act of public enemy, act of superior governmental authority, weather condition, riot, rebellion, sabotage, or any other circumstance for which it is not responsible and which is beyond its control, whether foreseen or unforeseen.

         SECTION 14.08. Contract Interpretation. The headings of articles and sections are used only for convenience and reference, and may not be used to define or interpret the scope or intent of this Agreement. The language in all parts of this Agreement must be construed according to its fair meaning and not strictly for or against either the SBMA or FedEx.

         SECTION 14.09. Philippine Aviation Laws. This Agreement shall not be construed to grant FedEx any exclusive right or privilege within the meaning of the aviation laws of the Philippines, as amended, except that FedEx has the right to exclusive possession of its Exclusive-Use Space.

         SECTION 14.10. Radio Interference. At SBMA's request, FedEx will stop using any machine or device that interferes with any government operated transmitter, receiver, or navigation aid until the cause of the interference is eliminated.

         SECTION 14.11. Management Audits. The SBMA will conduct periodic management and operation audits of the Airport and will take these audits into consideration in managing the Airport.

         SECTION 14.12. Governing Law. This Agreement is governed by the laws of the Philippines.

         SECTION 14.13. Arbitration. (a) Any dispute arising out of or in connection with this Agreement shall be referred to arbitration under the Arbitration Rules of the United Nations Commission on International Trade Law.

         (b) The venue for the arbitration shall be Hong Kong or such other location as the parties shall mutually agree.

         (c) There shall be three arbitrators, each party selecting one arbitrator and the two designees shall select a third.

         (d) The parties agree to submit to written and oral interrogatories. The parties may submit such written evidence as they deem appropriate, but discovery of written materials shall not be permitted.

         (e) Arbitration hearings shall commence within ninety (90) days of a written request for same and a final arbitral award must be passed down in writing no later than eighteen (18) months from the date of such request. If the arbitrators deem that failure to meet these deadlines is due substantially to the fault of one party, the arbitrators shall award to the other party its costs, including arbitration expenses and reasonable legal fees, but not travel costs.

         (f) Proceedings shall be in the English language and where required the procedural laws of Hong Kong or such other location as shall be mutually agreed shall apply.

         (g) Each party shall bear its own costs. The expense of arbitration, including fees paid to arbitrators, shall be split between the parties equally.

         (h) The parties expressly agree and acknowledge that a judgment of any court with jurisdiction over the relevant party may be entered upon the arbitral award and each of the parties hereby waives all rights to appeal awards of the arbitral tribunal, with the sole exceptions being for grounds of appeal as stated in the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

         SECTION 14.14. Inspection of Books and Records. At its own expense and upon reasonable notice, each party has the right from time to time to inspect the books, records, or other data of the other party relating to this Agreement. Inspections must be conducted during regular business hours; provided, however, the right to inspect books shall be limited to only those books (i) that are required to be kept by Philippines law in respect of operations in the Philippines and then with respect only to operations and business at the Airport, or (ii) have been used by FedEx in the calculation by it of amounts owing to the SBMA hereunder.

         SECTION 14.15. Modification Necessary for Grant of Government Funds. If the Philippine government or any public or institutional lender requires that this Agreement be amended as a condition to the granting of funds for the improvement of the Airport, FedEx shall agree to, and enter into, any such amendment provided that the terms of such amendment do not (i) increase FedEx's financial obligations hereunder, (ii) materially increase its other obligations, (iii) materially decrease its rights hereunder, (iv) cause FedEx to limit or alter its aircraft and ground transportation schedules, or (v) limit the ability of FedEx to efficiently conduct its business at the Airport.

         SECTION 14.16. Consent Not to be Unreasonably Withheld. Neither the SBMA nor FedEx will unreasonably withhold any consent or approval required by this Agreement.

         SECTION 14.17. Prudent Operations. The SBMA will manage the Airport and FedEx will manage its business at the Airport in a prudent and reasonable manner.

         SECTION 14.18. Independent Contractor. FedEx is neither an agent nor an employee of the SBMA but is an independent contractor with respect to all FedEx's activities on the Airport, including any installation, construction, or service provided.

         SECTION 14.19. Condemnation. In the event a substantial portion of the premises are condemned by any proper authority and material rights and privileges are impaired such that FedEx becomes unable to conduct its business at the Airport, this Agreement may be terminated automatically on the date FedEx is required to surrender possession of the property. The SBMA is entitled to all the condemnation proceeds provided that FedEx shall be paid the portion of the proceeds attributable to the fair market value of any improvements placed on the property by an independent assessor and not any compensation for consequential or severance damages including business damages, lost profits, or leasehold advantage.

         SECTION 14.20. Incorporation of Appendices. All Appendices described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any Appendix the provisions of this Agreement shall control. Terms used in an Appendix and also used in this Agreement shall have the same meaning in the Appendix as in this Agreement.

         SECTION 14.21. Representations and Warranties. (a) FedEx represents and warrants to the SBMA that:

         i. it is a corporation in good standing under the laws of the State of Delaware, U.S.A.;

         ii. has all right, power and authority to enter into this Agreement; and

         iii. as of the date of this Agreement holds all certifications, licenses and approvals from the Governments of the United States of America and the republic of the Philippines to operate aircraft on routes to and from the Philippines.

         (b)  The SBMA represents and warrants to FedEx that:

         i. it has title to the properties it leases to FedEx under this Agreement and holds all right, power and authority to lease the same to FedEx; and

         ii. it has all right, power and authority to enter into this Agreement.

         SECTION 14.22. No Representations. FedEx acknowledges that it has not relied upon any representation or statement of the SBMA or its Commissioners, officers, employees or agents as to the condition of the premises or the suitability thereof for the operations permitted on the premises by this Agreement.

         SECTION 14.23. Place of Payments. All payments required of FedEx by this Agreement shall be made at the office of the Subic Bay Metropolitan Authority, or to such other office or address as may be substituted therefor.

         SECTION 14.24. Estoppel Certificates. At any time and from time to time upon not less than ten (10)-days' prior notice by the SBMA to FedEx, FedEx shall, without charge, execute, acknowledge and deliver to the SBMA a statement prepared by the SBMA certifying (i) that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) whether the term has commenced and rent, Landing Fees, Parking Charges, and other charges have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not, to the best knowledge of the signer of such certificate, the SBMA is in default in performance of any of the terms of this Agreement and, if so, specifying each such default of which the signer may have knowledge, (iv) whether FedEx has made any claim against the SBMA under this Agreement and, if so, the nature thereof and the dollar amount, if any, of such claim, (v) whether there exist any offsets or defenses performed, and, if so, specifying the same, and (vi) such further information with respect to this Agreement as the SBMA may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of, or lender against, SBMA's interest hereunder. The failure of FedEx to execute, acknowledge and deliver to the SBMA a statement in accordance with the provisions of this Section shall constitute an acknowledgment by FedEx, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement is submitted by the SBMA is true and correct.

         SECTION 14.25. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the SBMA and FedEx and shall be construed as covenants running with the real property leased hereunder.

         SECTION 14.26. Severability. If any part of this Agreement is declared to be invalid by a court of competent jurisdiction, so long as that part is not material, the other parts of this Agreement remain in full force.

         SECTION 14.27. Entire Agreement. This Agreement with all attached appendices constitutes the entire agreement between the SBMA and FedEx at the Airport. Statements previously made, verbal or written, are merged in this Agreement. Until signed by the representatives of the SBMA and FedEx, this Agreement is of no effect. This Agreement may only be amended in a writing that is signed by the authorized representatives of both parties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.





SUBIC BAY METROPOLITAN AUTHORITY           FEDERAL EXPRESS CORPORATION



/S/ FERDINAND M. ARISTORENS                /S/ GILBERT D. MOOK
- ----------------------------------         ----------------------------------
FERDINAND M. ARISTORENS                    GILBERT D. MOOK
HEAD - LEGAL DEPARTMENT                    VICE PRESIDENT
                                           PROPERTIES AND FACILITIES

                                   APPENDIX A

                                   MILESTONES


         EVENT                                                                 DATE
         -----                                                                 ----
1.       Runway paving starts                                                  Nov. 15, 1994

2.       SFS designated by Government of Philippines                           Dec. 15, 1995
         as co-terminal point with MNL

3.       Asphalt paving starts                                                 Dec. 15, 1995

4.       Alternate airport to SFS at MNL fully approved.                       Dec. 15, 1994
         Fully approved means that sufficient apron space
         is available to park all FedEx and Vendor Carrier
         scheduled operations in the event of a diversion;
         FedEx has access to a covered facility to do some
         sorting/transloading; and 24-hour operations are
         acceptable to regulatory authorities.

5.       Telecommunication lines are installed and operational                  Jan. 1, 1995
         at the Exclusive Use Space.

6.       VOR/DME and ASR are installed, flight tested and                       Feb. 1, 1995
         certified and operational.

7.       VOR/DME approaches and missed approaches are                           Feb. 1, 1995
         approved, flight tested, certified and published.

8.       ATO staff required to conduct flight operations at                    Feb. 15, 1995
         SFS are hired, trained and on site.  Other staff
         required to operate the airport (Crash, Fire and
         Rescue, Air Control Tower, and Airport
         Management) are hired and on site.

9.       Labor certification for FedEx crew members and                        Feb. 15, 1995
         waiver of understudy program for crew obtained.

10.      Operational Airport as defined in Section 2.02                        April 1, 1995

Cure periods for Milestone Dates 1 through 9 shall be thirty (30) days. Cure period for Milestone Date 10 shall be ninety (90) days.

Blueprint


Subic Bay International Airport Site Plan

                                   APPENDIX B

                              EXCLUSIVE-USE SPACE



         Section 1.00. Exclusive-Use Space. FedEx shall lease under this Agreement Buildings #8045 and #8306.

         Section 2.00. Exclusive Ramp and Apron. The Exclusive Ramp to FedEx and the Apron Areas to be used by FedEx, including the Preferential Aircraft Apron, Overflow Aircraft Apron and Common-Use Apron along with the Exclusive-Use Space and the buildings for which the option of Section 5.03 of this Agreement shall apply are marked and identified in Appendix B-1.

Appendix B-1.2





Blueprint

Designation of Airport Apron

                                   APPENDIX C

                        IMPROVEMENTS TO BE MADE BY SBMA


         Section 1.00. Improvements to Exclusive-Use Space. On or before the Operation Date or such other dates stated below, SBMA will deliver to FedEx each Exclusive-Use Space after having performed the following work:

         (a) Connection of each existing building in the Exclusive-Use Space to power for electrical requirements;

         (b) Connection of each existing building in the Exclusive-Use Space to telephone lines;

         (c) Connection of each existing building in the Exclusive-Use Space to water supply;

         (d) All sewer, waste water and storm drains will be inspected and prepared for use;

         (e) All air-conditioning units, central and window units, will be inspected and put in working order;

         (f) Fire sprinkler systems will be inspected, tested and made operable;

         (g) All windows and doors will be inspected and replaced as required;

         (h) All doors and locks will be inspected and put in working order; all doors will be labeled and keys supplied;

         (i) Hangar doors on Bldg. 8045 will be capable of being opened and closed by a means that is not detrimental to the doors, the building or the equipment used to effect same;

         (j) Toilets, sinks and showers will be inspected and repaired to usable condition;

         (k) By December 1, 1995, all electrical panels will be checked for proper load distribution. Loads will be redistributed as required;

         (l) By December 1, 1995, all electrical wiring, outlets and fixtures will be inspected; repairs and upgrade will be completed to put said wiring, outlets and fixtures in working order to the extent required for the power requirements of FedEx;

         (m)     By December 1, 1995, all panels and breakers will be labeled;

         (n) SBMA will ensure that as much electricity as FedEx shall require, initially or at any other time, will be brought to FedEx facilities as required;

         (o)     Inspect for corrosion;

         (p)     Inspect and repair all gates and fences; and

         (q) As built plans will be provided for each building the extent same are within the possession or control of SBMA.


         Section 2.00.  Improvements to Housing Units.  All items detailed at
Section 1.00 of this Appendix C where applicable to Housing Units shall be performed on each Housing Unit to be occupied by FedEx on or before the lease start date; provided, that in addition to the foregoing SBMA will paint interiors and exteriors and do basic landscaping work for each Housing Unit.

                                   APPENDIX D

                              BUILDING LEASE RATES
                      (in USD$ per square meter per month)

         Section 1.00. Lease Rates for Exclusive-Use Space. (a) The lease rates for the two buildings making up the Exclusive-Use Space as of the Operation Date shall be as follows (rates are in USD$):


Bldg#              8045                       8306
Std Lease          4.00                       1.50
Rate

Credit for         1.50                          0
FedEx LI-II

Agreed Lease       2.50                       1.50
Rate

         (b) FedEx shall make improvements of at least $863,000.00 for the entire amount of credit to apply.

         (c) Approximate areas for each building are as follows (subject to later survey, if required): 8045 - 9,597 sq.m; 8306 - 1,067 sq.m.

         (d) Exclusive Ramp is approximately 21,730 sq.m. (subject to later survey, if required) and the rental therefor has been blended into the lease rates for the Exclusive-Use Space.

         Section 2.00. Lease Rates of Other Buildings. The buildings set forth below are included among those reserved for FedEx under the option granted under Section 5.03 of the Agreement. Should FedEx exercise its option to lease any of the following buildings, the lease rate it shall pay shall be as set forth below. The following does not include all buildings that are subject to the option of Section 5.03. For those other buildings not listed below, should FedEx exercise its option on same, the lease rate shall be negotiated separately in accordance with Section 5.03. The Agreed Lease Rate shall be determined by subtracting from the Standard Lease Rate an amount equal to FedEx' estimated leasehold improvements on each such facility.

Bldg#              8048              8066               8331              8301

Std Lease          3.00              1.50               1.50              1.50
Rate

                                   APPENDIX E

                         AERONAUTICAL FEES AND CHARGES



                                   ARTICLE 1
                         INTERNATIONAL FEES AND CHARGES

Aircraft arriving at the Airport whose last point of departure is from a location outside of the Philippines will be levied the following charges for the use of runways, taxiways, apron parking areas, and lighting facilities. All rates are in US Dollars.

These rates cover Federal Express aircraft and the aircraft of Vendor Carriers.

         Section 1.00.  Landing Fees.

Basis: Fees are computed on the maximum take off weight in each aircraft's certification and are applied to a complete aircraft cycle (one landing and one take-off).

         Section 1.01. First 28,000,000 kilograms. Landing Fees for the first 28,000,000 kilograms cumulative weight for FedEx aircraft landing at the Airport on an international flight during any calendar month shall be as set forth below:

Aircraft Weight                                Rate Per 1,000 kg
- ---------------                                -----------------

First 50,000 kg.                                     $3.35
Second 50,000 kg.                                    $3.90
Third 50,000 kg.                                     $4.50
Above 150,000 kg.                                    $4.80


Landing Fees are to be calculated from a zero base for each individual aircraft cycle.

         Section 1.02. Above 28,000,000 kilograms. Landing fees for any FedEx aircraft landing at the Airport on an international flight during any calendar month after the 28,000,000 kilogram cumulative weight break has been reached shall be USD$2.50 per 1,000 kilograms irrespective of the MGTOW of the aircraft.

         Section 2.00. Parking Fees. Basis: Fees are computed based on the maximum take-off weight in each aircraft's certification.

         Section 2.01. First 50,000,000 kg. per month. Parking Fees for all aircraft prior to reaching of a cumulative weight, based on MGTOW of each FedEx aircraft, of 50,000,000 kilograms in any calendar month shall have the first four hours parking at the Airport free of charge. The rate for each aircraft after four hours shall be charged based on the MGTOW of that aircraft in accordance with the following schedule:

Aircraft Weight                                 Rate after the First Four Hours
- ---------------                                 -------------------------------

50,000 kg and below                                $3.00 per half-hour
50,0001 to 100,000 kg                              $6.00 per half hour

100,001 to 150,000 kg                                   $9.00 per half hour
Above 150,000 kg                                        $13.00 per half hour

         Section 2.02. After first 50,000,000 kilograms. For all FedEx aircraft parking at the Airport in any calendar month once the threshold of 50,000,000 kilograms of cumulative weight (based on MGTOW) has been reached, the following parking charges shall apply:

Aircraft Weight                                       Rate for First Four Hours
- ---------------                                       -------------------------

50,000 kg and below                                     $50
50,001 to 100,000 kg                                    $60
100,001 to 150,000 kg                                   $80
Above 150,000 kg                                        $100

Aircraft Weight                                         Rate after the First Four Hours
- ---------------                                         -------------------------------

50,000 kg and below                                     $3.00 per half hour
50,0001 to 100,000 kg                                   $6.00 per half hour
100,001 to 150,000 kg                                   $9.00 per half hour
Above 150,000 kg                                        $13.00 per half hour

         Section 3.00.  Lighting Fees

Exempted


                                   ARTICLE II
                           DOMESTIC FEES AND CHARGES

Aircraft arriving at the Airport whose last point of departure is from a location inside of the Philippines will be levied the following charges for the use of runways, taxiways, apron parking areas, and lighting facilities. All rates are in US Dollars. These rates cover Federal Express aircraft and the aircraft of Vendor Carriers.

         Section 1.01.  Landing Fees.


Basis: Fees are computed on the maximum take off weight in each aircraft's certification and are applied to a complete aircraft cycle (one landing and one take-off).

Aircraft Weight                                                          Rate Per 1,000 kg
- ---------------                                                          -----------------

First 50,000 kg.                                                               $0.90
Second 50,000 kg.                                                              $1.05
Third 50,000 kg.                                                               $1.20
Above 150,000 kg.                                                              $1.30

Landing Fees are to be calculated from a zero base for each individual aircraft cycle.

         2.00  Parking Fees

Basis: Fees are computed on the maximum take off weight in each aircraft's certification

Aircraft Weight                                                           First Four Hours
- ---------------                                                           ----------------

First 50,000 kg.                                                                $25
Second 50,000 kg.                                                               $32
Third 50,000 kg.                                                                $42
Above 150,000 kg.                                                               $53




Aircraft Weight                                                   Rates after the First Four Hours
- ---------------                                                   --------------------------------

First 50,000 kg.                                                        $1.50 per half hour
Second 50,000 kg.                                                       $3.20 per half hour
Third 50,000 kg.                                                        $5.00 per half hour
Above 150,000 kg.                                                       $6.70 per half hour

Landing Fees are to be calculated from a zero base for each individual aircraft cycle.

         3.00  Lighting Fees


$20.00 per landing and $20.00 per take-off during the hours of 6:00 PM and 6:00 AM.